                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/X/  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
/ /  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               CABOT CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                PRELIMINARY COPY

[LOGO]

                                                                January   , 1996

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Cabot Corporation which will be held on Thursday, March 7, 1996 at 4:00 p.m. in the Enterprise Room on the fifth floor of the State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts.

     Receipt of the attached Notice of Annual Meeting of Stockholders, Proxy Statement and proxy card indicates that you were the beneficial owner of shares of Cabot Corporation common stock on January 8, 1996, the record date for determining the persons eligible to vote at the Annual Meeting.

     Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented. Please complete, sign, date and mail the enclosed proxy card in the postage-paid envelope provided.

                                            Sincerely,


                                            SAMUEL W. BODMAN
                                            Chairman of the Board
                                            and Chief Executive Officer

--------------------------------------------------------------------------------
CABOT CORPORATION
--------------------------------------------------------------------------------
75 State Street
--------------------------------------------------------------------------------
Boston, Massachusetts 02109
--------------------------------------------------------------------------------
(617) 345-0100
--------------------------------------------------------------------------------

                                PRELIMINARY COPY

[LOGO]

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MARCH 7, 1996

     The Annual Meeting of Stockholders of Cabot Corporation (the "Company"), a Delaware corporation, will be held in the Enterprise Room on the fifth floor of the State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts, on Thursday, March 7, 1996, at 4:00 p.m., Eastern Standard Time, for the following purposes:

     1. To elect five persons to the Board of Directors of the Company;

     2. To consider the adoption of the 1996 Equity Incentive Plan;

     3. To consider and act upon a proposal to amend the Certificate of Incorporation of the Company to increase the authorized common stock, $1.00 par value, from 80,000,000 to 200,000,000 shares; and

     4. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     Only stockholders of record at the close of business on January 8, 1996, are entitled to receive notice of and to vote at the Annual Meeting. The transfer books of the Company will not be closed.

     Stockholders are urged to complete, sign, date and return the accompanying proxy card in the enclosed, self-addressed envelope, whether or not they plan to attend the Annual Meeting. The self-addressed envelope requires no postage if mailed in the United States. You may still vote in person if you do attend the Annual Meeting.

     The Company's 1995 Annual Report to Stockholders is being mailed to stockholders with this Notice of Annual Meeting of Stockholders and Proxy Statement.

     It is important that your shares be represented and voted at the Annual Meeting. Please exercise your right to vote and return a completed form of proxy at your earliest convenient time.

By order of the Board of Directors,

Charles D. Gerlinger
Secretary

Boston, Massachusetts
January [12], 1996

TABLE OF CONTENTS

                                                                                      PAGE
                                                                                      ----
General Information.................................................................
Item 1. -- Election of Directors....................................................
  Certain Information Regarding Directors...........................................
  Information on the Board of Directors and its Committees..........................
Item 2. -- Adoption of 1996 Equity Incentive Plan...................................
Item 3. -- Amendment of Certificate of Incorporation to Increase Authorized
  Shares............................................................................
Beneficial Stock Ownership of Directors, Executive Officers and Persons Owning More
  than Five Percent of Common Stock.................................................
Executive Compensation..............................................................
     Summary Compensation Table.....................................................
     Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
      Values........................................................................
     Pension Plan Table.............................................................
     Employment Contracts and Termination of Employment and Change-in-Control
      Arrangements..................................................................
     Compensation Committee Report on Executive Compensation........................
Performance Graph...................................................................
Certain Relationships and Related Transactions......................................
Certain Securities Filings..........................................................
Future Stockholder Proposals........................................................
Solicitation of Proxies.............................................................
Miscellaneous.......................................................................

                                PRELIMINARY COPY

CABOT CORPORATION
75 STATE STREET
BOSTON, MASSACHUSETTS 02109
PROXY STATEMENT
MAILED JANUARY [12], 1996, FOR
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MARCH 7, 1996

GENERAL INFORMATION

     This Proxy Statement and the accompanying form of proxy are furnished in connection with the solicitation by and on behalf of the Board of Directors of Cabot Corporation, a Delaware corporation (the "Company"), for use at the 1996 Annual Meeting of Stockholders to be held at 4:00 p.m. Eastern Standard Time, on Thursday, March 7, 1996, at the State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts, and at any adjournment or postponement of the meeting (the "Annual Meeting"). This Proxy Statement and the accompanying form of proxy were first mailed to stockholders on or about January [12], 1996.

     Stockholders attending the Annual Meeting may vote their shares in person even though they have already given a proxy. Properly executed proxies not revoked will be voted in accordance with the specifications thereon at the Annual Meeting and at any adjournment or postponement thereof. You may revoke your proxy at any time prior to its use by a written communication to Mr. Charles D. Gerlinger, Secretary of the Company, by a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. Proxies will also be considered voting instructions by participants in employee benefit plans of the Company and a former subsidiary of the Company with respect to shares of Company stock held for such participants by the trustees of such plans.

     Only stockholders of record as of the close of business on January 8, 1996, are entitled to vote at the Annual Meeting. As of that date, the Company had
outstanding and entitled to vote        shares of common stock, par value $1.00
per share ("Common Stock"), and        shares of Series B ESOP convertible
preferred stock, par value $1.00 per share ("Convertible Preferred Stock"). Each share of Common Stock is entitled to one vote and each share of Convertible Preferred Stock is entitled to 43.735 votes. The State Street Bank and Trust Company, the trustee of the Cabot Corporation Employee Stock Ownership Plan ("Employee Stock Plan"), is the record owner of all of the shares of Convertible Preferred Stock and is entitled to vote such shares in accordance with instructions from participants in, and the terms of, the Employee Stock Plan.

     A quorum for the election of directors, the approval of the 1996 Equity Incentive Plan, the amendment of the Certificate of Incorporation and for the consideration of such other business as may properly be presented to the Annual Meeting consists of a majority in interest of all shares of Common Stock and Convertible Preferred Stock outstanding and entitled to vote at the Annual Meeting, considered as a single class. Votes withheld for a nominee for election as a director or that reflect abstentions or broker non-votes (i.e., shares as to which the record owner has not received instruction from the beneficial owner of the shares on a matter as to which under the applicable rules of the New York Stock Exchange the record owner does not have authority to vote without such instruction) will be treated as present at the Annual Meeting for the purpose of determining a quorum but will not be counted as votes cast.

     There is no provision for cumulative voting. A plurality of the votes properly cast is required for the election of a director; the affirmative vote by holders of a majority of the shares of Common Stock and Convertible Preferred Stock outstanding and entitled to vote thereon, voting as a single class, is required to amend the Company's Certificate of Incorporation; and the affirmative vote of a majority of the votes present or represented by proxy and entitled to vote is required to approve the 1996 Equity Incentive Plan. Accordingly, abstentions and broker non-votes will have no effect on the election of directors, but will have the effect of a vote against the amendment to the Company's Certificate of Incorporation to increase the authorized Common Stock. Abstentions will have the effect of a vote against the adoption of the 1996 Equity Incentive Plan, while broker non-votes will have no effect on the outcome.

     The independent accountants for the Company are Coopers & Lybrand L.L.P. Representatives of Coopers & Lybrand L.L.P. are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

ITEM 1. -- ELECTION OF DIRECTORS

     At the Annual Meeting, Ms. Jane C. Bradley and Messrs. Samuel W. Bodman, Arthur L. Goldstein, Gerrit Jeelof and John H. McArthur will be nominated for election to the class of directors whose terms expire in 1999. All of the nominees for election are currently directors of the Company. Mr. Goldstein was elected a director by the Board during 1995. The remaining nominees were elected by the stockholders at previous Annual Meetings. The Board of Directors expects that all of the nominees will be available for election but, if any of the nominees is not so available at the time of the Annual Meeting, proxies received will be voted for substitute nominees to be designated by the Board of Directors or, if no such designation is made by the Board, proxies will be voted for a lesser number of nominees. In no event will the proxies be voted for more than five nominees.

CERTAIN INFORMATION REGARDING DIRECTORS

     Set forth below, as of November 30, 1995, for each director of the Company is information regarding his or her age, position(s) with the Company, membership on committees of the Board of Directors of the Company, the period during which he or she has served as a director and his or her term of office, family relationship with any other director or executive officer of the Company, his or her business experience during at least the past five years and other directorships and similar positions held by him or her.
--------------------------------------------------------------------------------

      [PHOTOGRAPH]          SAMUEL W. BODMAN
                            Age: 57
                            Position: Chairman of the Board and Chief Executive
                            Officer
                            Committee Membership: Executive
                            Director since: 1987
                            Term of Office Expires: 1996 (Nominee for Election)
                            Business Experience:
                            Cabot Corporation:
                              Chairman of the Board -- October 1988 to present President -- February 1991 to February 1995,
                            January 1987 to October 1988
                              Chief Executive Officer -- February 1988 to
                            present
                            FMR Corp. (investment advisor and mutual fund manager):
                              President and Chief Operating Officer -- 1983 to
                            December 1986

                            Directorships:
                            Cabot Oil & Gas Corporation
                            John Hancock Mutual Life Insurance Company
                            Security Capital Group Incorporated
                            Westvaco Corporation
--------------------------------------------------------------------------------

      [PHOTOGRAPH]          JANE C. BRADLEY(1)
                            Age: 68
                            Committee Memberships: Compensation and Nominations
                            Director since: 1993
                            Term of Office Expires: 1996 (Nominee for Election)
                            Business Experience:
                            Boston Museum of Science:
                              Vice Chairman, Board of Trustees -- 1992 to
                            present
                              Trustee -- 1989 to present
                              Overseer -- 1983 to 1989
                            Boston Symphony Orchestra:
                              Trustee Emerita -- 1988 to 1993
                              Vice Chairman, Board of Trustees -- 1985 to 1988
                            Harvard University:
                              Member, Board of Overseers -- 1983 to 1989

                            Directorship:
                            Fiduciary Trust Company

--------------------------------------------------------------------------------

      [PHOTOGRAPH]          KENNETT F. BURNES
                            Age: 52
                            Position: President
                            Committee Membership: Executive
                            Director since: 1992
                            Term of Office Expires: 1998
                            Business Experience:
                            Cabot Corporation:
                              President -- February 1995 to present
                              Executive Vice President -- October 1988 to
                            February 1995
                              Vice President and General Counsel -- November
                            1987 to October 1988

                            Directorship:
                            Neozyme Corporation II
--------------------------------------------------------------------------------

      [PHOTOGRAPH]          JOHN G.L. CABOT(1)
                            Age: 61
                            Committee Membership: Safety, Health and
                            Environmental Affairs
                            Director since: 1963
                            Term of Office Expires: 1998
                            Business Experience:
                            Cabot Corporation:
                              Vice Chairman of the Board -- October 1988 to
                            September 1995
                              Chief Financial Officer -- October 1992 to
                            September 1995
                              Executive Vice President -- January 1985 to
                            October 1988

                            Directorships:
                            Cabot Oil & Gas Corporation
                            Eaton Vance Corp.
                            K N Energy, Inc. (Advisory Director)
--------------------------------------------------------------------------------

      [PHOTOGRAPH]          ROBERT A. CHARPIE
                            Age: 70
                            Committee Memberships: Audit and Nominations
                            Director since: 1969
                            Term of Office Expires: 1997
                            Business Experience:
                            Ampersand Ventures (venture capital management):
                              Chairman -- March 1989 to present
                            Cabot Corporation:
                              Chairman of the Board -- September 1986 to
                            September 1988

                            Directorships:
                            Ashland Coal, Inc.
                            Ceramics Process Systems Corporation
                            Champion International Corporation
                            Daniel Products Co.
                            Federated Department Stores, Inc.
--------------------------------------------------------------------------------

      [PHOTOGRAPH]          ARTHUR L. GOLDSTEIN
                            Age: 60
                            Committee Membership: Nominations
                            Director since: September 1995
                            Term of Office Expires: 1996 (Nominee for Election)
                            Business Experience:
                            Ionics, Incorporated (water purification):
                              Chairman of the Board -- 1990 to present
                              President and Chief Executive Officer -- 1971 to
                            present

                            Directorships:
                            Ionics, Incorporated
                            State Street Boston Corp.
                            State Street Bank and Trust Company
                            Unitrode Corporation

--------------------------------------------------------------------------------

      [PHOTOGRAPH]          ROBERT P. HENDERSON
                            Age: 64
                            Committee Memberships: Compensation (Chairman) and
                            Executive
                            Director since: 1990
                            Term of Office Expires: 1998
                            Business Experience:
                            Greylock Partnerships (private equity investments):
                              Greylock Investments Limited Partnership:
                                Managing Partner -- June 1985 to present
                              Greylock Limited Partnership:
                                Managing Partner -- February 1990 to present
                              Greylock Ventures Ltd.:
                                General Partner -- July 1984 to present
                              Greylock Capital Ltd.:
                                General Partner -- January 1987 to present

                            Directorships:
                            Eastern Enterprises Inc.
                            Filene's Basement, Inc.
                            Structural Dynamics Research Corp.
--------------------------------------------------------------------------------

      [PHOTOGRAPH]          ARNOLD S. HIATT
                            Age: 68
                            Committee Memberships: Compensation and Safety,
                            Health and
                              Environmental Affairs
                            Director since: 1993
                            Term of Office Expires: 1997
                            Business Experience:
                            The Stride Rite Foundation:
                              Chairman -- 1982 to present
                            The Stride Rite Corporation (manufacturer and
                            retailer):
                              Chairman of the Board -- March 1982 to June 1992 Chief Executive Officer -- March 1982 to November
                            1989
                              President -- 1968 to January 1985; May 1985 to
                            July 1987

                            Directorships:
                            Director or trustee of various Dreyfus Corp. mutual funds
--------------------------------------------------------------------------------

      [PHOTOGRAPH]          GERRIT JEELOF
                            Age: 68
                            Committee Membership: Safety, Health and
                            Environmental Affairs (Chairman)
                            Director since: 1990
                            Term of Office Expires: 1996 (Nominee for Election)
                            Business Experience:
                            Philips Electronics N.V. (electronic equipment):
                              Member of Supervisory Board and Board of Governors
                            -- July 1990 to present
                              Vice Chairman of Board of Management and Executive
                            Vice President -- May
                                1986 to July 1990
                            North American Philips Corporation (electronic equipment):
                              Chairman -- September 1988 to January 1991
                            European Community Chamber of Commerce (U.S.A.):
                              Chairman -- June 1989 to present

                            Directorships:
                            A.V.C.B. Reinsurance Co.
                            Centraal Beheer Insurance Co.
                            ROBECO Investment Funds
                            V.N.U. Publishing

--------------------------------------------------------------------------------

      [PHOTOGRAPH]          JOHN H. MCARTHUR
                            Age: 61
                            Committee Memberships: Compensation and Nominations
                            (Chairman)
                            Director since: 1990
                            Term of Office Expires: 1996 (Nominee for Election)
                            Business Experience:
                            Harvard University:
                              Professor, Graduate School of Business
                            Administration -- October 1995 to
                                present
                              Dean of Graduate School of Business Administration
                            -- 1980 to October 1995

                            Directorships:
                            BCE, Inc.
                            Chase Manhattan Corporation
                            Rohm and Haas Company
                            Springs Industries, Inc.
--------------------------------------------------------------------------------

      [PHOTOGRAPH]          JOHN F. O'BRIEN
                            Age: 52
                            Committee Memberships: Audit (Chairman) and
                            Nominations
                            Director since: 1990
                            Term of Office Expires: 1998
                            Business Experience:
                            Allmerica Financial Corporation (holding company):
                              President and Chief Executive Officer -- January
                            1995 to present
                            Allmerica Financial Life Insurance and Annuity
                            Company (insurance company):
                              Chairman of the Board -- August 1989 to present
                            Allmerica Funds (investment company):
                              Chairman of the Board -- April 1991 to present
                            Allmerica Investment Trust (investment company):
                              Chairman of the Board -- October 1989 to present
                            Allmerica Property & Casualty Companies, Inc.
                            (insurance company):
                              President and Chief Executive Officer -- August
                            1992 to present
                            Allmerica Securities Trust (investment company):
                              Chairman of the Board -- November 1989 to present
                            Citizens Corporation (insurance holding company):
                              Chairman of the Board and Chief Executive Officer
                            -- December 1992 to
                                present
                            First Allmerica Financial Life Assurance Company of
                            America
                              (insurance company):
                                President and Chief Executive Officer -- August
                            1989 to present

                            Directorships:
                            ABIOMED, Inc.
                            Allmerica Financial Corporation
                            Allmerica Financial Life Insurance and Annuity
                            Company
                            Allmerica Funds (Trustee)
                            Allmerica Investment Trust (Trustee)
                            Allmerica Property & Casualty Companies, Inc. Allmerica Securities Trust (Trustee)
                            Citizens Corporation
                            First Allmerica Financial Life Assurance Company of America

--------------------------------------------------------------------------------

      [PHOTOGRAPH]          DAVID V. RAGONE
                            Age: 65
                            Committee Memberships: Audit and Safety, Health and
                            Environmental Affairs
                            Director since: 1985
                            Term of Office Expires: 1997
                            Business Experience:
                            Massachusetts Institute of Technology:
                              Senior Lecturer -- July 1988 to present
                              Visiting Professor -- July 1987 to July 1988
                            ASMV Management Company Limited Partnership (venture capital management):
                              Partner -- March 1992 to present
                            General Partner -- January 1989 to March 1992
                            Case Western Reserve University:
                              President -- 1980 to June 1987

                            Directorships:
                            Augat Inc.
                            SIFCO INC.
--------------------------------------------------------------------------------

      [PHOTOGRAPH]          CHARLES P. SIESS, JR.
                            Age: 68
                            Committee Memberships: Audit and Safety, Health and
                            Environmental Affairs
                            Director since: 1988
                            Term of Office Expires: 1998
                            Business Experience:
                            Cabot Oil & Gas Corporation (energy exploration and
                            production):
                              Chairman, President and Chief Executive Officer --
                            May 1995 to present,     December 1989 to December
                            1992
                            Bridas S.A.P.I.C. (oil exploration):
                              Acting General Manager -- February 1993 to January
                            1994

                            Directorships:
                            Cabot Oil & Gas Corporation
                            CAMCO, Inc.
                            Rowan Companies, Incorporated
--------------------------------------------------------------------------------

      [PHOTOGRAPH]          MORRIS TANENBAUM
                            Age: 67
                            Committee Memberships: Compensation and Nominations
                            Director since: 1981
                            Term of Office Expires: 1997
                            Business Experience:
                            AT&T Corp.:
                              Vice Chairman -- September 1986 to July 1991

                            Directorships:
                            American Electric Power Company, Inc.
                            Battelle Memorial Institute
--------------------------------------------------------------------------------

      [PHOTOGRAPH]          LYDIA W. THOMAS
                            Age: 51
                            Committee Memberships: Audit and Safety, Health and
                            Environmental Affairs
                            Director since: 1994
                            Term of Office Expires: 1997
                            Business Experience:
                            The MITRE Corporation:
                            Center for Environment, Resources and Space:
                              Senior Vice President and General Manager --
                            February 1992 to Present
                              Vice President -- 1989 to February 1992
                              Technical Director -- 1982 to 1989

                            Charles Stark Draper Laboratory Inc.:
                            Member
--------------------------------------------------------------------------------

(1) John G.L. Cabot is a first cousin of the spouse of Jane C. Bradley.

INFORMATION ON THE BOARD OF DIRECTORS AND ITS COMMITTEES

     General

     The Board of Directors of the Company held eight meetings during the 1995 fiscal year. The Board has five standing Committees: the Audit Committee, Compensation Committee, Executive Committee, Nominations Committee and Safety, Health and Environmental Affairs Committee (the "SH&E Committee"). Membership on
each Committee is listed above on pages   through   . The Audit, Compensation,
Nominations and SH&E Committees are presently composed entirely of non-employee directors. The Executive Committee is presently comprised of two employee directors and one non-employee director.

     Board Committees

     The Audit Committee annually recommends the independent accountants to be appointed by the Board of Directors as the auditors of the Company and its subsidiaries. It reviews the arrangements for and the results of the auditors' examination of the Company's books and records, auditors' compensation, internal accounting control procedures and the activities and recommendations of the Company's internal auditors. It also reviews the Company's accounting policies and control systems. The Committee reports to the Board on Audit Committee activities and makes such investigations as it deems appropriate. The Audit Committee met five times during fiscal year 1995.

     The Compensation Committee establishes policies applicable to executive compensation and determines the salaries, bonuses and other remuneration of the officers of the Company who are also directors (for a further description of
those policies and activities, see the Committee's Report on pages   and   ). In
addition, the Committee determines whether any discretionary contributions will be made by the Company to the Cabot Retirement Incentive Savings Plan ("CRISP"). It administers the Company's supplemental employee benefit plans. It also administers the Equity Incentive Plan, including the adoption of the rules and regulations therefor, the designation of participants and the determination of the size and terms of awards. The Committee reviews the activities of the Company's Benefits and Investment Committees and reviews the Company's Human Resources policies and compliance activities. It also makes recommendations to the Board of Directors with respect to directors' compensation. The Compensation Committee met five times during the 1995 fiscal year.

     The Executive Committee reviews and, where appropriate, approves corporate action with respect to the conduct of the business of the Company between Board meetings. Actions taken by the Executive Committee are regularly reported to the Board at its next meeting. The Executive Committee met once during the 1995 fiscal year.

     The Nominations Committee considers and proposes nominees for membership on the Board of Directors. Nominees suggested by stockholders and sent to the Committee in care of the Chairman of the Board will be considered by the Committee. The Nominations Committee met two times during the 1995 fiscal year.

     The SH&E Committee reviews the Company's safety, health and environmental management programs and major hazards analyses and consults with the Company's internal and outside advisors regarding the management of those programs. It also reviews the Company's environmental spending. The SH&E Committee met three times during the 1995 fiscal year.

     Board Compensation

     Directors who are not employees of the Company were compensated during fiscal year 1995 by the issuance of 800 shares of Common Stock, pursuant to the Company's Non-Employee Directors' Stock Compensation Plan, and a $3,500 quarterly cash payment. In the case of Mr. Goldstein, who became a director in September 1995, this compensation was 100 shares of Common Stock and a cash fee of $1,750. Non-employee directors also received $1,200 for attending each Board meeting and each meeting of a Committee of which they were a member. Non-employee directors who are Committee chairmen also received an additional fee of $500 per quarter. Directors who are employees of the Company received no additional compensation for their duties as directors. All directors were also reimbursed for travel expenses incurred for attending all Board and Committee meetings and were covered by the Company's travel accident insurance policy.

     From time to time the Company's directors provide advice and consultation to the Company, in addition to their regular duties as directors, for which they are compensated by the Company. During the 1995 fiscal year Messrs. Henderson and Siess were paid $1,200 and $6,000, respectively, for such services.

     All directors, except Mr. Jeelof, attended at least 75% of the meetings of the Board and Committees held while they were members during the 1995 fiscal year.

ITEM 2. -- ADOPTION OF 1996 EQUITY INCENTIVE PLAN

     General

     The Company uses stock or stock-based awards as a part of its overall compensation program in order to align the long-term interests of its employees with those of its stockholders. In December 1995, the Board of Directors of the Company approved the 1996 Equity Incentive Plan, subject to adoption by the stockholders. The 1996 Equity Incentive Plan is similar to the Equity Incentive Plan approved by the stockholders in 1989 (the "1989 Equity Incentive Plan") and, upon stockholder adoption of the 1996 Equity Incentive Plan, no new awards will be made under the 1989 Equity Incentive Plan. Under the 1996 Equity Incentive Plan, key employees of Cabot Corporation and its subsidiaries would be eligible to receive a variety of stock and stock-based awards ("Awards"), which are described more fully below. The Compensation Committee of the Board of Directors administers the 1996 Equity Incentive Plan and determines who shall participate in the 1996 Equity Incentive Plan and the amount and type of Awards to be made to such participants.

     Subject to adjustment for stock splits and similar events (including the 2-for-1 stock split described in Item 3 below), the maximum number of shares of Common Stock that may be issued under the 1996 Equity Incentive Plan is 1,400,000 shares plus (i) any shares which are forfeited under the 1989 Equity Incentive Plan and 1996 Equity Incentive Plan after the 1996 Equity Incentive Plan becomes effective; plus (ii) the number of shares repurchased by the Company in the open market and otherwise with an aggregate price no greater than the cash proceeds received by the Company from the sale of shares under the 1996 Equity Incentive Plan; plus (iii) any shares surrendered to the Company in payment of the exercise price of options issued under the 1996 Equity Incentive Plan. In addition, no Award may be issued that would bring the total of all outstanding awards under the 1989 Equity Incentive Plan and the 1996 Equity Incentive Plan to more than 9.9% of the total number of shares of Common Stock of the Company at the time outstanding. Shares issued under the 1996 Equity Incentive Plan may be authorized but unissued shares or shares reacquired by the Company and held in its treasury. As of November 30, 1995, 377,650 shares of Common Stock remained available for grants under the 1989 Equity Incentive Plan. Upon adoption of the 1996 Equity Incentive Plan by the stockholders, no additional awards may be made under the 1989 Equity Incentive Plan.

     The 1996 Equity Incentive Plan will enable the Company to make Awards of additional shares of Common Stock to eligible employees. The Board of Directors believes that the 1996 Equity Incentive Plan will also provide the Company with flexibility in designing and providing incentive compensation for key employees in order to attract and retain employees who are in a position to make significant contributions to the success of the Company, to reward employees for such contributions and to encourage employees to take into account the long-term interests of the Company through ownership of the Company's Common Stock. Accordingly, the Board of Directors believes that the proposal to adopt the 1996 Equity Incentive Plan is in the best interests of the Company and its stockholders and recommends that the stockholders approve its adoption.

     The Board of Directors recommends a vote FOR Item 2.

     Summary of the 1996 Equity Incentive Plan

     The full text of the 1996 Equity Incentive Plan is set forth in Exhibit A, attached hereto. The following description of certain features of the 1996 Equity Incentive Plan is qualified in its entirety by reference to the full text of the plan. Capitalized terms used in this description have the same meaning as defined in the 1996 Equity Incentive Plan.

     Administration; Eligible Employees. The 1996 Equity Incentive Plan is administered by the Compensation Committee, consisting of at least three members of the Board of Directors none of whom shall be an employee of the Company. Officers and other key employees of the Company and its subsidiaries who are responsible for or contribute to the management, growth or profitability of the business of the Company and its subsidiaries are eligible to participate in the 1996 Equity Incentive Plan. In fiscal year 1995, actual awards under the 1989 Equity Incentive Plan were made to 231 eligible employees.

     Purchase Restricted Stock. An Award of purchase restricted stock entitles the recipient to acquire shares of Common Stock, subject to restrictions determined by the Compensation Committee, for consideration which may be either
(i) an amount which is not less than 40% of the fair market value of the Common Stock at the time of grant, or (ii) an amount less than 40% of the fair market value of the Common Stock at the time of grant if the Award is made to a person who becomes an employee of the Company in connection with an acquisition in substitution for an equity award in the acquired entity ("Substitute Awards"), or if the Compensation Committee has expressly determined to grant the discount in lieu of a comparable amount of salary or cash bonus. However, no more than 200,000 shares, subject to any adjustment for stock splits or similar events, shall be issued at less than 40% of the fair market value in lieu of salary or cash bonus.

     The Company has issued Awards under the 1989 Equity Incentive Plan since 1991 in the form of purchase restricted stock at a 50% discount from the fair market value at the date of the grant. The Compensation Committee and Board of Directors believe that these Awards have encouraged participants to hold shares in the Company and to become more attuned to the concerns of stockholders. Employee share ownership requires a substantial monetary commitment by the employees in order to pay the purchase price of the restricted stock and taxes associated with the Award. The Compensation Committee and the Board of Directors believe that discounts of as much as 60% of the fair market value of the shares may be appropriate to enable participants to retain more shares and become long-term stockholders.

     Restrictions on purchase restricted stock lapse at such time or times and on such conditions as the Compensation Committee may specify, at the time of grant. However, not more than 3% of the shares of Common Stock available under the 1996 Equity Incentive Plan will be awarded as purchase restricted stock with restrictions scheduled to lapse faster than ratably over a three-year period from the date of grant. Until the restrictions lapse, shares of restricted stock are non-transferable. Recipients of purchase restricted stock have all rights of a stockholder with respect to the shares, including voting and dividend rights, subject only to the conditions and restrictions generally applicable to restricted stock or specifically set forth in the instrument evidencing the Award.

     The Compensation Committee may also grant shares for a purchase price equal to less than 40% of fair market value of the Common Stock at the time of grant for Substitute Awards and where the discount is in lieu of a comparable amount of salary or cash bonus. In practice, the Company for the last several years has issued very few Awards of restricted stock for less than 40% of fair market value. In general, those Awards were issued to persons as an incentive to join the Company.

     Stock Options. Stock options enable the participant to purchase shares of Common Stock at a price specified by the Compensation Committee at the time the Award is made. The 1996 Equity Incentive Plan permits the granting of non-transferable stock options that qualify as incentive stock options under
Section 422A of the Internal Revenue Code ("incentive options" or "ISOs") and non-transferable stock options that do not so qualify ("non-statutory options"). The exercise price of all stock options will be determined by the Compensation Committee and, except for Substitute Awards, will not be for an amount less than the fair market value per share of the Common Stock at the time of grant unless the Compensation Committee expressly determines to grant the discount in lieu of a comparable amount of salary or cash bonus. The Compensation Committee will determine when an option may be exercised and its term, which may not exceed ten years.

     Appreciation Rights. The Compensation Committee may also grant non-transferable appreciation rights ("Appreciation Rights"), which may be either standard stock appreciation rights or performance appreciation rights. Upon exercise of a stock Appreciation Right, the holder would be entitled to receive an amount, in cash or shares of Common Stock (as determined by the Compensation Committee), equal to the fair market value of a share of Common Stock on the date of exercise (increased, if the Compensation Committee provides, by the value of dividends on the Common Stock), less the fair market value on the date the right is granted. A performance Appreciation Right is a form of stock Appreciation Right pursuant to which the amount the holder is entitled to receive is adjusted upward or downward under rules established by the Compensation Committee to take into account the performance of the Common Stock over a period of time in relation to the performance of a selected group of stocks or a stock index, or other criteria selected by the Compensation Committee. Appreciation Rights may be granted separately from or in tandem with the grant of an option.

     Performance Awards. A performance award entitles the recipient to receive, without payment, an amount in cash or shares of Common Stock or a combination thereof following the attainment of performance goals ("Performance Award"). The Compensation Committee will determine the performance goals, period or periods during which performance is to be measured and other applicable terms and conditions of the Award.

     Events Affecting Outstanding Awards. If a participant ceases to be an employee of the Company because of death or total and permanent disability: (1) purchase restricted stock held by a participant becomes immediately free of restrictions; (2) stock options and Appreciation Rights held by a participant become immediately exercisable and continue to be exercisable until the third anniversary of the date such employment ended or, if earlier, the date on which the Award would have terminated if the participant had remained an employee; and
(3) any payment or benefit under a Performance Award to which such participant has not become irrevocably entitled will be forfeited and the Award canceled unless otherwise provided in the instrument evidencing the Award or unless the Compensation Committee otherwise agrees.

     If a participant ceases to be an employee of the Company for any reason other than as specified in the preceding paragraph, or as otherwise determined by the Compensation Committee in any particular case: (1) purchase restricted stock held by a participant must be transferred to the Company at a price equal to the purchase price originally paid by the participant; (2) stock options and Appreciation Rights not exercisable when employment ended will terminate; (3) stock options and Appreciation Rights which were exercisable will continue to be exercisable until the earlier of the date which is three months after the participant's employment ended or the date on which the Award would have terminated if the participant had remained an employee; and (4) any payment or benefit under a Performance Award to which the participant has not become irrevocably entitled will be forfeited and the Award canceled, unless otherwise provided in the instrument evidencing the Award or unless the Compensation Committee otherwise agrees.

     Dividends and Deferrals; Nature of Rights as Stockholders Under the 1996 Equity Incentive Plan. Except as specifically provided by the 1996 Equity Incentive Plan, the receipt of an Award will not give a participant rights as a stockholder; the participant will obtain such rights, subject to any limitations imposed by the plan or the instrument evidencing the Award, upon actual receipt of Common Stock. However, the Compensation Committee may, on such conditions as its deems appropriate, provide that a participant will receive a benefit in lieu of cash dividends that would have been payable on any or all Common Stock subject to the participant's Award had such stock been outstanding. The Compensation Committee may also provide for payment to the participant of amounts representing such dividends, either currently or in the future, or for the investment of such amounts on behalf of the participant.

     Adjustments for Stock Dividends, etc. The Compensation Committee will make appropriate adjustments to the maximum number of shares of Common Stock that may be delivered under the 1996 Equity Incentive Plan and to outstanding Awards to reflect stock dividends, stock splits, and similar events. The Compensation Committee may also make appropriate adjustments to take into account material changes in law or accounting matters or certain other corporate changes or events.

     Amendment and Termination. The Compensation Committee may at any time discontinue granting Awards under the 1996 Equity Incentive Plan. The Board of Directors may at any time or times amend the 1996 Equity Incentive Plan or any outstanding Award for any purpose which may at the time be permitted by law, or may at any time terminate the plan as to any further grants of Awards, provided that no such amendment will, without the approval of the stockholders of the Company, increase the maximum number of shares of Common Stock available under the plan; extend the time within which Awards may be granted; or amend the provisions of the 1996 Equity Incentive Plan relating to amendments.

     Change in Control Provisions. The 1996 Equity Incentive Plan provides that in the event of a "Change in Control" (as defined in Exhibit A to that plan):
(a) purchase restricted stock will immediately become free of all restrictions and conditions; (b) each outstanding stock option and Appreciation Right will immediately become exercisable in full; (c) conditions on other Awards which relate solely to the passage of time and continued employment will be removed but other conditions will continue to apply unless otherwise provided in the instrument evidencing the Awards or by agreement between the Company and the participant; and (d) unless otherwise provided in the Award, during the 60 day period following the Change in Control, a participant holding a stock option or an Appreciation Right will have the right to surrender all or part of his or her Award to the Company and receive a cash payment equal, in general, to the difference between (i) the exercise price and (ii) the value of the Common Stock determined by reference to the highest reported value of the Common Stock in the 60 day period ending on the date of the Change in Control or, if higher, the highest price paid for the stock by certain persons described in the definition of the term "Change in Control".

     Stock Withholding. In the case of an Award under which Common Stock may be delivered, the Compensation Committee may permit the participant or other appropriate person to elect to have the Company hold back from the shares to be delivered, or to deliver to the Company, shares of Common Stock having a value sufficient to satisfy any Federal, state and local withholding tax requirements.

     Tax Aspects Under the U.S. Internal Revenue Code

     Purchase Restricted Stock. A recipient of purchase restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the stock at the time the stock is either transferable or is no longer subject to forfeiture, minus any amount paid for such stock. However, a recipient who makes a proper election under Section 83(b) of the U.S. Internal Revenue Code will realize ordinary income on the date of issuance equal to the fair market value of the restricted stock at the time of issuance (measured as if the stock were unrestricted and could be sold immediately), less any amount paid for such stock. Upon sale of the stock after the forfeiture period has expired, the holding period to determine whether the recipient has long-term or short-term capital gain or loss begins when the restriction period expires (or upon issuance of the shares, if the recipient elected immediate recognition of income under Section 83(b)). The Company will generally be entitled to a deduction in the amount of the income recognized.

     Incentive Options. No taxable income is realized by the participant upon the grant or exercise of an ISO. However, the exercise of an ISO may result in alternative minimum tax liability for the participant. If no disposition of the shares of Common Stock issued to a participant pursuant to the exercise of an ISO is made by the participant within two years from the date of grant or within one year after the transfer of such shares to the participant, then upon the sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the participant as a long-term capital gain and any loss sustained will be a long-term capital loss, and no deduction will be allowed to the Company for Federal income tax purposes.

     If shares of Common Stock acquired upon the exercise of an ISO are disposed of prior to the expiration of the two-year and one-year holding periods described above (a "disqualifying disposition"), generally the participant will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on an arms-length sale of such shares) over the option price thereof, and the Company will be entitled to deduct such amount. Any further gain realized will be taxed as a short-term or long-term capital gain and will not result in any deduction by the Company. Special rules will apply where all or a portion of the exercise price of the ISO is paid by tendering shares of Common Stock.

     If an ISO is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a non-statutory stock option. Generally, an ISO will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (one year following termination of employment by reason of total and permanent disability), except in certain cases where the ISO is exercised after the death of the participant.

     Non-statutory Options. With respect to non-statutory stock options under the 1996 Equity Incentive Plan, no income is realized by the participant at the time the option is granted. Generally, at exercise, ordinary income is realized by the participant in an amount equal to the difference between the option price and the fair market value of the Common Stock on the date of exercise, and the Company receives a tax deduction for the same amount. At disposition, any appreciation or depreciation after the date of exercise is treated either as a short-term or long-term capital gain or loss depending on how long the shares have been held.

     Appreciation Rights and Performance Awards. No income will be realized by a participant in connection with the grant of an Appreciation Right or a Performance Award. When the Appreciation Right is exercised or the Performance Award is paid, the participant will generally be required to include as taxable ordinary income in the year of such exercise or payment an amount equal to the amount of cash received and the fair market value of any stock received. The Company will generally be entitled to a deduction for Federal income tax purposes at the same time equal to the amount includable as ordinary income by such participant.

The capital gain or loss holding period for any Common Stock distributed will begin when the recipient recognizes ordinary income in respect of that distribution.

     Dividends. Dividends paid on Common Stock (including restricted stock) will be taxed at ordinary income rates. Generally, the Company will not be entitled to any deduction for dividends. However, dividends paid with respect to purchase restricted stock as to which the participant has not elected immediate recognition of income under Section 83(b), will be treated as additional compensation deductible by the Company at such time as the dividends are included in the participant's income.

     Payments in Respect of a Change in Control. The 1996 Equity Incentive Plan provides for acceleration or payment of Awards in the event of a Change in Control as defined in the 1996 Equity Incentive Plan. Such acceleration or payment may cause the consideration involved to be treated in whole or in part as "parachute payments" under the Internal Revenue Code. Acceleration of benefits under other Company stock and benefit plans and severance contracts with employees upon a Change in Control could also be "parachute payments." Any such "parachute payments" which are determined to be "excess parachute payments" will be non-deductible to the Company and the recipient will be subject to a 20% excise tax on all or part of such payments.

     Section 162(m) Limitations. Deductions by the Company with respect to Awards to certain executive officers of the Company may be limited by the so-called one million dollar cap under Section 162(m) of the U.S. Internal Revenue Code.

     The foregoing is a summary of the principal current Federal income tax consequences of transactions under the 1996 Equity Incentive Plan. It does not describe all Federal tax consequences under the 1996 Equity Incentive Plan, nor does it describe state, local or foreign tax consequences.

     The Board of Directors of the Company recommends a vote FOR the adoption of the 1996 Equity Incentive Plan. Proxies solicited on behalf of the Board of Directors will be voted in accordance with the specifications made on the form of proxy. Where no specification is made, proxies will be voted FOR the adoption of the 1996 Equity Incentive Plan.

     An affirmative vote in favor of the 1996 Equity Incentive Plan by a majority of the votes present or represented by proxy and entitled to vote is required for approval of that plan.

ITEM 3. -- AMENDMENT OF CERTIFICATE OF INCORPORATION TO INCREASE AUTHORIZED
SHARES

     The Board of Directors recommends that the Certificate of Incorporation be amended so as to increase the authorized number of shares of Common Stock, $1.00 par value, from 80,000,000 to 200,000,000 shares. A copy of the vote of the Board of Directors approving and recommending adoption of the proposed amendment is attached hereto as Exhibit B. At the Annual Meeting, the stockholders will vote upon a proposal to approve the amendment as set forth in the Exhibit.

     As of November 30, 1995, the Company had 36,298,492 shares of Common Stock issued and outstanding. As of that date, approximately 5,731,000 shares of Common Stock were reserved for issuance on conversion of the Convertible Preferred Stock held by the Employee Stock Plan and on the exercise of options granted under, and in connection with awards made or to be made under, the 1989 Equity Incentive Plan and the 1996 Equity Incentive Plan (if adopted at the Annual Meeting).

     The Board of Directors has authorized the split of the Common Stock 2-for-1, in the form of a stock dividend, by authorizing distribution of one additional share of Common Stock for each share issued on the record date, subject to the approval of the stockholders of the proposed amendment of the Certificate of Incorporation.

     After giving effect to the 2-for-1 split, based upon the shares issued and outstanding on or about November 30, 1995 a total of 72,596,984 shares of Common Stock will be issued and outstanding. In addition, approximately 11,462,000 shares of Common Stock will be reserved for issuance on conversion of the Convertible Preferred Stock held by the Employee Stock Plan and on the exercise of options granted under, and in connection with awards made or to be made under, the 1989 Equity Incentive Plan and the 1996 Equity Incentive Plan (if adopted at the Annual Meeting), after giving effect to the split. Approximately 115,941,000 shares which are not required for the stock split or reserved for use for the 1989 Equity Incentive Plan, the 1996 Equity Incentive Plan or conversion of the Convertible Preferred Stock, will be available for use by the

Company in connection with any transactions approved by the Board of Directors including any additional future stock split and possible future financings and acquisitions. These shares as well as those reserved for Company benefit plans will be issuable by the Company without further authorization of the stockholders and on such terms and for such consideration as may be determined by the Board of Directors, except as may be required for a particular transaction by applicable law or regulatory agencies or by the rules of any stock exchange on which the Company's securities may then be traded. Stockholders do not have any preemptive or other rights to subscribe for any shares of Common Stock which may be issued. No use of unissued shares beyond the 2-for-1 stock split is presently contemplated by the Board of Directors.

     The Board of Directors believes that the adoption of the proposed amendment to the Certificate of Incorporation and the 2-for-1 split should result in a broadening of the public interest in the Common Stock and thus be helpful to the maintenance of an orderly market in the stock and be beneficial to the holders of the Common Stock. In addition, the additional authorized but unissued shares of Common Stock will be available for use by the Company in possible future financings and acquisitions, and for other corporate purposes.

     The Board of Directors recommends a vote FOR Item 3.

     The stock split will not result in any taxable gain or loss to stockholders for Federal income tax purposes, but a stockholder's cost or other tax basis for each of his or her presently held shares will be allocated equally between that share and the one additional share which will be issued as a result of the split.

     Stockholders should be aware that if the stock split is effective, brokerage commissions and transfer taxes that are based on the number of shares sold may be higher, post-split, for the sale of shares having the same aggregate value. The actual brokerage commissions which a stockholder would have to pay will be dependent on brokerage practices, as well as the value and the quantity of stock sold.

     Furthermore, stockholders should understand that the additional authorized but unissued Common Stock which will be available if the amendment to the Certificate of Incorporation is approved, could have the effect of discouraging others from attempting unsolicited takeovers of the Company and, as a consequence, may inhibit temporary fluctuations in the market price of the Company's Common Stock that might result from actual or rumored unsolicited takeover attempts.

     If the proposed amendment is approved, stockholders will not have to surrender their existing stock certificates, which will continue to represent the same number of shares as they presently do. On or about March 22, 1996, each stockholder of record on the record date of the split will be mailed an additional stock certificate representing the same number of shares of Common Stock as the number of shares held by such holder on the record date for the split, which date is expected to be on or about March 15, 1996. In addition, Preferred Share Purchase Rights will be issued with respect to new shares of Common Stock issued by the Company as part of that split, in accordance with the terms of the Company's Shareholder Rights Agreement, dated November 10, 1995.

     The proposed stock split will not involve a change in the par value of the Common Stock. The increase in the Common Stock account on the Company's balance sheet in connection with the split will result from a transfer from the additional paid-in capital account and the retained earnings account.

     The Company will apply to the New York, Boston and Pacific Stock Exchanges for listings of the additional shares of Common Stock to be issued in connection with the split.

     The Board of Directors of the Company recommends a vote FOR the adoption of the proposed amendment of the Certificate of Incorporation. Proxies solicited on behalf of the Board of Directors will be voted in accordance with the specification made on the form of proxy. Where no specification is made, proxies will be voted FOR the adoption of the proposed amendment.

     The affirmative vote in favor of the proposed amendment of the Certificate of Incorporation by the holders of a majority of the shares of Common Stock and Convertible Preferred Stock outstanding and entitled to vote thereon, voting as a single class, is required for its adoption.

BENEFICIAL STOCK OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND PERSONS OWNING MORE THAN FIVE PERCENT OF COMMON STOCK

     The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of November 30, 1995 (except as described below) by (a) each person known by the Company to own beneficially more than 5% of its Common Stock, (b) each director of the Company and each of the executive officers named in the Summary Compensation Table below, and (c) all current directors and executive officers as a group. The number of shares of Common Stock shown as beneficially owned by State Street Bank and Trust Company includes shares issuable upon conversion of Convertible Preferred Stock held by that Bank as trustee of the Employee Stock Plan. The number of shares of Common Stock shown for each person who is an employee of the Company includes shares issuable upon conversion of shares of Convertible Preferred Stock allocated to his respective account under the Employee Stock Plan and shares issuable upon the exercise of stock options. Shares shown as beneficially owned by the executive officers with respect to the CRISP (including shares issued to the CRISP for Company contributions accrued as of November 30, 1995) and the Employee Stock Plan (which shares were determined as of September 30, 1995) are also reflected in the total number of shares owned beneficially by State Street Bank and Trust Company (see note 1 below).

                                     VOTING POWER          INVESTMENT POWER
                                 ---------------------   ---------------------                 PERCENT OF
             NAME                  SOLE       SHARED       SOLE       SHARED       TOTAL         CLASS
---------------------------------------------------------------------------------------------------------

Holders of More than Five
  Percent of Common Stock
  State Street Bank and
     Trust Company
     225 Franklin Street
     Boston, MA................    434,477     764,800   4,502,580     888,450   5,391,030(1)     13.70
Directors and Executive
  Officers
  Samuel W. Bodman.............    524,000       6,519     524,000       6,519     701,191(2)      1.92
  Jane C. Bradley..............     57,340   1,142,074      57,340   1,142,074   1,199,414(3)      3.30
  Kennett F. Burnes............    114,927       5,960     114,927       5,960     215,559(4)         *
  John G.L. Cabot..............    845,592     782,812     845,592     782,812   1,688,408(5)      4.64
  Robert A. Charpie............     29,600      54,100      29,600      54,100      83,700(6)         *
  John D. Curtin, Jr...........     49,000       5,221      49,000       5,221     107,557(7)         *
  Arthur L. Goldstein..........        100         -0-         100         -0-         100            *
  Paul J. Gormisky.............     18,474       2,539      18,474       2,539      21,013(8)         *
  Robert P. Henderson..........      6,200         -0-       6,200         -0-       6,200            *
  Arnold S. Hiatt..............      4,000         -0-       4,000         -0-       4,000            *
  Gerrit Jeelof................      4,003         -0-       4,003         -0-       4,003            *
  John H. McArthur.............      4,592         -0-       4,592         -0-       4,592            *
  John F. O'Brien..............      4,400         -0-       4,400         -0-       4,400            *
  David V. Ragone..............      5,600      18,800       5,600      18,800      24,400(9)         *
  Charles P. Siess, Jr.........     17,334         -0-      17,334         -0-      17,334            *
  Morris Tanenbaum.............     21,228         -0-      21,228         -0-      21,228            *
  Lydia W. Thomas..............        800         -0-         800         -0-         800            *
  Robert Rothberg..............     38,000       3,490      38,000       3,490      41,490(10)        *
  All directors and executive
     officers as a group (19
     persons)..................  1,773,648   1,524,188   1,773,648   1,524,188   3,694,456(11)    10.06

---------------

   * Less than one percent.

 (1) Shares of Common Stock shown as being beneficially owned by the State Street Bank and Trust Company include: (i) 1,000,011 shares of Common Stock held as trustee of the CRISP; and (ii) 118,082 shares of Common Stock, and 3,066,260 additional shares of Common Stock issuable upon conversion of 70,110 shares of Convertible Preferred Stock (100% of the class), held as trustee of the Employee Stock Plan.

 (2) Includes the following shares held for the benefit of Mr. Bodman by the trustees of the following Company benefit plans: CRISP -- 2,710 shares of Common Stock; Employee Stock Plan -- 3,809 shares of Common Stock (including 3,092 shares issuable upon conversion of 70 shares of Convertible Preferred Stock held for his benefit). The shares of Convertible Preferred Stock allocated to Mr. Bodman's account under the Employee Stock Plan constitute less than 1% of the Convertible Preferred Stock of the Company. Shares of Common Stock shown as being beneficially owned by Mr. Bodman include 170,672 shares of Common Stock which Mr. Bodman has the right to acquire pursuant to stock options and 24,000 shares as to which beneficial ownership is disclaimed.

 (3) Includes 1,142,074 shares as to which beneficial ownership is disclaimed and 503,146 shares as to which voting power is shared with John G.L. Cabot and is reflected in the aggregate number of shares owned beneficially by Mr. Cabot (see note 5 below).

 (4) Includes the following shares held for the benefit of Mr. Burnes by the trustees of the following Company benefit plans: CRISP -- 2,348 shares of Common Stock; Employee Stock Plan -- 3,372 shares of Common Stock (including 2,796 shares issuable upon conversion of 63 shares of Convertible Preferred Stock held for his benefit). The shares of Convertible Preferred Stock allocated to Mr. Burnes' account under the Employee Stock Plan constitute less than 1% of the Convertible Preferred Stock of the Company. Shares of Common Stock shown as being beneficially owned by Mr. Burnes include 94,672 shares of Common Stock which Mr. Burnes has the right to acquire pursuant to stock options and 240 shares as to which beneficial ownership is disclaimed.

 (5) Includes the following shares held for the benefit of Mr. Cabot by the trustees of the following Company benefit plans: CRISP -- 45,007 shares of Common Stock; Employee Stock Plan -- 3,439 shares of Common Stock (including 2,829 shares issuable upon conversion of 64 shares of Convertible Preferred Stock held for his benefit). The shares of Convertible Preferred Stock allocated to Mr. Cabot's account under the Employee Stock Plan constitute less than 1% of the Convertible Preferred Stock of the Company. Shares of Common Stock shown as being beneficially owned by Mr. Cabot include (i) 60,004 shares of Common Stock which Mr. Cabot has the right to acquire pursuant to stock options (see note 2 on
     page   ), (ii) 734,366 shares as to which beneficial ownership is disclaimed, and (iii) 503,146 shares as to which voting power is shared with Jane C. Bradley and is reflected in the aggregate number of shares owned beneficially by Ms. Bradley (see note 3 above).

 (6) Includes 54,100 shares as to which beneficial ownership is disclaimed.

 (7) Includes the following shares held for the benefit of Mr. Curtin by the trustees of the following Company benefit plans: CRISP -- 2,417 shares of Common Stock; Employee Stock Plan -- 2,804 shares of Common Stock (including 2,380 shares issuable upon conversion of 54 shares of Convertible Preferred Stock held for his benefit). The shares of Convertible Preferred Stock allocated to Mr. Curtin's account under the Employee Stock Plan constitute less than 1% of the Convertible Preferred Stock of the Company. Shares of Common Stock shown as being beneficially owned by Mr. Curtin include 53,336 shares of Common Stock which Mr. Curtin has the right to acquire pursuant to stock options.

 (8) Includes the following shares held for the benefit of Mr. Gormisky by the trustees of the following Company benefit plans: CRISP -- 1,112 shares of Common Stock; Employee Stock Plan -- 1,427 shares of Common Stock (including 1,228 shares issuable upon conversion of 28 shares of Convertible Preferred Stock held for his benefit). The shares of Convertible Preferred Stock allocated to Mr. Gormisky's account under the Employee Stock Plan constitute less than 1% of the Convertible Preferred Stock of the Company.

 (9) Includes 6,000 shares as to which beneficial ownership is disclaimed.

(10) Includes the following shares held for the benefit of Mr. Rothberg by the trustees of the following Company benefit plans: CRISP -- 879 shares of Common Stock; Employee Stock Plan -- 611 shares of Common Stock (including 578 shares issuable upon conversion of 13 shares of Convertible Preferred Stock held for his benefit). The shares of Convertible Preferred Stock allocated to Mr. Rothberg's account under the Employee Stock Plan constitute less than 1% of the Convertible Preferred Stock of the Company.

(11) Shares of Common Stock shown as being beneficially owned by directors and executive officers as a group include: (i) 396,620 shares which such individuals have the right to acquire pursuant to stock options; (ii) 56,035 shares held for their benefit by the State Street Bank and Trust Company as trustee of the CRISP; (iii) 17,859 shares of Common Stock (including 14,998 shares issuable upon conversion of 339 shares of Convertible Preferred Stock) held for their benefit by the State Street Bank and Trust Company as trustee of the Employee Stock Plan (see note 1 above); and (iv) 1,459,494 shares of Common Stock as to which beneficial ownership is disclaimed.

EXECUTIVE COMPENSATION

     SUMMARY COMPENSATION TABLE

     The Summary Compensation Table provides certain compensation information for the Chief Executive Officer of the Company, the four other most highly compensated executive officers of the Company who were employed by the Company on September 30, 1995, and one former executive officer of the Company who was not serving as such on September 30, 1995, for services rendered by them during fiscal years 1995, 1994 and 1993. The information includes base salaries, bonuses and long-term compensation grants made to each such executive officer in those years as well as information regarding the value of certain other compensation reportable for such executive officers.

                           SUMMARY COMPENSATION TABLE

                                                                       LONG-TERM
                                                                     COMPENSATION
                                                  ANNUAL                AWARDS
                                               COMPENSATION          -------------
                                           ---------------------      RESTRICTED        ALL OTHER
        NAME & PRINCIPAL                    SALARY       BONUS           STOCK         COMPENSATION
            POSITION              YEAR       ($)          ($)           ($)(1)             ($)
---------------------------------------------------------------------------------------------------
Samuel W. Bodman                  1995     $645,833     $800,000       $ 800,000         $116,957
  Chairman of                     1994     $581,250     $500,000       $ 368,438         $132,784
  the Board                       1993     $550,000     $150,000       $ 228,120         $ 56,810
Kennett F. Burnes                 1995     $445,833     $450,000       $ 500,000         $106,233
  President                       1994     $395,833     $300,000       $ 245,625         $ 87,195
                                  1993     $375,000     $100,000       $ 171,090         $ 38,693
John G.L. Cabot(2)                1995     $314,583     $125,000       $ 160,000         $ 30,157
  Vice Chairman &                 1994     $375,000     $100,000       $ 122,813         $ 52,905
  Chief Financial Officer         1993     $375,000     $ 75,000       $ 114,060         $ 23,235
John D. Curtin, Jr.(3)            1995     $296,875           --              --         $ 50,227
  Executive Vice                  1994     $375,000     $100,000       $ 184,219         $ 67,905
  President                       1993     $375,000     $100,000       $ 171,094         $ 38,693
Paul J. Gormisky                  1995     $162,500     $ 85,000       $ 120,000         $ 21,535
  Vice President &                1994     $126,667     $ 40,000       $  61,406         $ 17,255
  Controller                      1993     $104,167     $ 25,000       $  45,625         $  6,980
Robert Rothberg(4)                1995     $254,167     $200,000       $ 240,000         $ 55,977
  Vice President &                1994     $225,595     $100,000       $ 456,188         $ 44,030
  General Counsel

---------------

(1) The value of the shares of restricted stock set forth in the Table was determined based upon the fair market value of such shares on the date of grant less the amount paid by the named executive officer to the Company for such shares. The following named executive officers were granted the following shares of restricted stock in May 1995 under the Company's 1989 Equity Incentive Plan: Mr. Bodman: 40,000 shares; Mr. Burnes: 25,000 shares; Mr. Cabot: 8,000 shares; Mr. Gormisky: 6,000 shares; and Mr.
     Rothberg: 12,000 shares.

     The number and value (calculated at fair market value as of September 30, 1995 ($53.125 per share), less the amount paid by the named executive officer) of all restricted stock of the Company held by the named executive officers on September 30, 1995 (including shares referred to in the column headed "Restricted Stock" as to which the restrictions had not lapsed), were as follows: Mr. Bodman: 90,000 shares ($3,384,685); Mr. Burnes: 60,000 shares ($2,270,779); Mr. Cabot: 28,000 shares ($1,090,624); Mr. Gormisky:
     15,000 shares ($569,843); and Mr. Rothberg: 38,000 shares ($1,488,311).
     These shares are not vested, and may be forfeited if the individual's employment terminates prior to the lapse of the restrictions.

     The restricted stock set forth in the Table vests, in whole, three years from the date of grant, except that with respect to Mr. Rothberg, an award of 6,000 shares of restricted stock, made on October 18, 1993, vests in equal annual installments over a three year period from the date of grant. As of September 30, 1995, 2,000 shares of Mr. Rothberg's award had vested, and 4,000 remained unvested and are reflected in Mr. Rothberg's Restricted Stock holdings set forth in the preceding paragraph. Mr. Curtin did not hold any restricted stock on September 30, 1995 (see "Certain Relationships and Related Transactions" below). In accordance with the Company's long-term incentive compensation program under the 1989 Equity Incentive Plan, each of the named individuals paid to the Company 50% of the fair market value of the shares of stock listed in this footnote on the date of grant (except for 6,000 of the shares held by Mr. Rothberg, which shares were granted to him without payment). Some of the funds for the payment for restricted stock were borrowed from Merrill Lynch Bank & Trust Company by four of the named executive officers under a loan facility available to all recipients of restricted stock grants under this program. The recipients, including the named executive officers, borrowing funds from that Bank are obligated to pay interest on the loans at the prime rate and to repay the funds borrowed. Shares purchased with borrowed funds must be pledged to the Bank as collateral for the loans when the restrictions lapse. The Company also guarantees payment of the loans in the event the recipients fail to honor their obligations. Dividends are paid on the shares of restricted stock.

     The information in the column headed "All Other Compensation" includes contributions to the CRISP and accruals under a supplemental retirement incentive savings plan or arrangement for fiscal year 1995 and contributions to the Employee Stock Plan and accruals under a supplemental employee stock ownership plan or arrangement ("ESOP") for fiscal year 1995 on behalf of the named executive officers in the following amounts: Mr.
     Bodman: CRISP: $36,328, ESOP: $80,629; Mr. Burnes: CRISP: $50,391, ESOP:
     $55,842; Mr. Cabot: CRISP: $11,156, ESOP: $19,001; Mr. Curtin: CRISP:
     $15,176, ESOP: $35,051; Mr. Gormisky: CRISP: $11,531, ESOP: $10,004; and
     Mr. Rothberg: CRISP: $16,959, ESOP: $39,018. The supplemental retirement incentive savings plan and arrangement and the supplemental employee stock ownership plan and arrangement were established by the Company to provide benefits to executive officers and other officers and managers of the Company in circumstances in which the maximum limits established under the Employee Retirement Income Security Act of 1974 ("ERISA") and the Internal Revenue Code (the "Code") prevent participants in the CRISP or the Employee Stock Plan from receiving some of the benefits provided under those qualified plans. In addition to the supplemental benefits relating to such limits, Messrs. Bodman, Burnes, Curtin (no further accruals after July 13,
     1995) and Rothberg each accrued an additional benefit under the supplemental employee stock ownership plan equal to the total benefit each would have accrued for the fiscal year under the Employee Stock Plan if the limitations of ERISA and the Code were not applicable.

     The Company provides executive officers and other managers, including the named executive officers, with death benefit protection in the amount of three times their salaries, including $50,000 of group life insurance coverage. No amount has been included in the column headed "All Other Compensation" for this benefit because no amount was accrued by the Company for the benefit and the benefit, other than the group life insurance (which is available to all employees in amounts determined by the level of their salaries), is not funded by insurance on the lives of any of the named executive officers other than Mr. Cabot. The Company's cost of the program generally is funded by insurance on the lives of various other present and former managers of the Company. The value of this benefit, based upon the taxable income which it would constitute if it were insurance, does not exceed approximately $17,000 per year for any named executive officer.

(2)  Mr. Cabot retired as an employee of the Company in September 1995.

(3) Mr. Curtin resigned as an employee and director of the Company in July 1995, and is Chief Executive Officer of Cabot Safety Corporation, of which the Company owns an approximately 42.5% equity interest.

(4)  Mr. Rothberg joined the Company in October 1993.

     AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth information with respect to the exercise of stock options by named executive officers during fiscal 1995, the number of unexercised stock options held by each named executive officer on September 30, 1995, and the value of the unexercised in-the-money options at that date. The options shown in the table were granted during the years 1988 through 1991 and vested in equal amounts over a period of four years from the date of grant. All outstanding options were vested as of September 30, 1995, and, therefore, are exercisable.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

                                                                                              VALUE OF
                                                               NUMBER OF SECURITIES         UNEXERCISED
                                                                    UNDERLYING              IN-THE-MONEY
                                                                UNEXERCISED OPTIONS      OPTIONS AT FISCAL
                              SHARES                           AT FISCAL YEAR-END(#)       YEAR-END($)(1)
                             ACQUIRED             VALUE        ---------------------     ------------------
NAME                      ON EXERCISE(#)       REALIZED($)          EXERCISABLE             EXERCISABLE
-----------------------------------------------------------------------------------------------------------
Samuel W. Bodman........           --                  --               170,672              $6,139,184
Kennett F. Burnes.......           --                  --                94,672              $3,420,189
John G.L. Cabot.........           --                  --                96,004(2)           $3,460,146
John D. Curtin, Jr......       26,668(3)        $ 918,379                53,336              $1,996,349
Paul J. Gormisky........        6,604(4)        $ 263,794                    --                      --
Robert Rothberg.........           --                  --                    --                      --

---------------

(1) The value of unexercised in-the-money options at September 30, 1995, was determined by taking the difference between the fair market value of Cabot Common Stock on September 30, 1995 ($53.125 per share) and the option exercise price, times the number of options outstanding at that date. The values have not been realized and may not be realized. Except as described in footnote 2 below, the options have not been exercised and may never be exercised. In the event the options are exercised, their value will depend upon the fair market value of the underlying Cabot Common Stock on the date of exercise.

(2) Subsequent to September 30, 1995, Mr. Cabot exercised options to acquire 20,000 shares of Common Stock and sold options to acquire 76,004 shares of Common Stock to the Company (see "Certain Relationships and Related Transactions" below).

(3) The Company purchased options to acquire 26,668 shares of the Company's Common Stock from Mr. Curtin at a purchase price equal to the fair market value of the underlying shares at the close of business on the day prior to purchase less the aggregate exercise price of such options (see "Certain Relationships and Related Transactions" below). No shares of Common Stock were issued to Mr. Curtin as a result of that transaction.

(4) The Company purchased options to acquire 6,604 shares of the Company's Common Stock from Mr. Gormisky at a purchase price equal to the fair market value of the underlying shares at the close of business on the day prior to purchase less the aggregate exercise price of such option (see "Certain Relationships and Related Transactions" below). No shares of Common Stock were issued to Mr. Gormisky as a result of that transaction.

     PENSION PLAN TABLE

     Under the Cash Balance Plan (the "Plan"), for each year beginning with the Plan year commencing October 1, 1988, the Company provides participants including the executive officers named in the Summary Compensation Table with annual pay-based credits of 3% of eligible compensation during the first five years of service, 3.5% for the next five years and 4% after 10 years of service plus additional credits of 2% of earnings in excess of the Social Security Wage Base. All balances in the accounts of participants are credited with interest at the one-year U.S. Treasury bill rate determined as of November of the previous year until the participants commence receiving benefit payments. For the Plan year 1995, the interest rate was 6.54%. At retirement, participants eligible for benefits may receive the balance standing in their account in a lump sum or as a monthly pension having equivalent actuarial value. Benefits for service through September 30, 1988 are based on the Plan formula then in effect, and have been provided for through the purchase of a group annuity contract issued by an insurance company. Certain employees, including Mr. Cabot, have additional balances attributable to their previous participation in the Plan or prior plans, as explained further below.

     The Plan, as amended effective October 1, 1988, included special grandfathering provisions for participants who met certain age and service requirements at September 30, 1988. The Plan provides for the payment to those participants of any shortfall if the sum of (a) the amount actually payable under the Plan attributable to their account balances, (b) the value of their annuity, and (c) the amount which would be standing to the participant's credit at retirement if the Company had contributed 4% of earnings after October 1, 1988 with interest credited at the rate of the change in the Standard & Poor's 400 stock index does not equal or exceed the value of the retirement income calculated on the basis of the pre-amendment pension formula. The pension figures for Mr. Cabot appearing below include the effect of the grandfathering described in this paragraph.

     The Pension Plan Table appearing below sets forth the estimated annual benefit payable to each of the individuals named in the Summary Compensation Table as a single life annuity at age 65 under the Cash Balance Plan and under a supplemental plan or arrangement, if applicable, except for Mr. Cabot. A supplemental plan and arrangement were created by the Company to provide benefits to executive officers and other officers and managers of the Company in circumstances in which the maximum limits established under ERISA and the Code prevent participants from receiving some of the benefits provided under the Cash Balance Plan, a qualified plan. In addition to the supplemental benefit relating to such limits, Messrs. Bodman, Burnes, Curtin (no further accruals after July 13, 1995) and Rothberg each accrued an additional benefit under the supplemental cash balance plan equal to the total benefit each would have accrued for the fiscal year under the Cash Balance Plan if such limitations were not applicable. The amounts set forth in the following table assume that Messrs. Bodman, Burnes, Gormisky and Rothberg each continue to be employed by the Company until age 65 at his annual base salary at September 30, 1995. In the case of Mr. Cabot, who retired on September 30, 1995, the amount set forth in the table is Mr. Cabot's actual pension benefit. In the case of Mr. Curtin, who no longer accrues a benefit under the Cash Balance Plan, but who continues to earn interest on the amount accrued for his benefit, the amount set forth in the table assumes that Mr. Curtin continues to be employed by Cabot Safety Corporation until age 65.

                                PENSION PLAN TABLE

                                                         ANNUAL BENEFIT
                               EXECUTIVE OFFICER            PAYABLE
                        -----------------------------------------------
                        Samuel W. Bodman...............     $227,141
                        Kennett F. Burnes..............     $219,853
                        John G.L. Cabot................     $201,820
                        John D. Curtin, Jr.............     $ 34,151
                        Paul J. Gormisky...............     $ 90,650
                        Robert Rothberg................     $144,235

     EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     None of the executive officers named in the Summary Compensation Table has an employment agreement with the Company.

     In July 1995, the Company restructured the ownership of its safety and specialty composite materials business into a newly formed corporation, Cabot Safety Corporation, of which the Company owns an approximately 42.5% equity interest. As part of that transaction, John D. Curtin, Jr., an officer and director of the Company, resigned and became the Chief Executive Officer of Cabot Safety Corporation. In connection with Mr. Curtin's termination of employment, the Compensation Committee vested Mr. Curtin in 15,000 shares of restricted stock which had been awarded to him in 1993.

     On September 30, 1995, John G.L. Cabot retired as Vice Chairman and Chief Financial Officer of the Company. In connection with Mr. Cabot's retirement, the Compensation Committee vested Mr. Cabot in an aggregate of 28,000 shares of restricted stock which had been awarded to him in 1993, 1994 and 1995.

     All of the executive officers named in the Summary Compensation Table participate or participated in benefit plans sponsored by the Company including the Cash Balance Plan, CRISP, Employee Stock Plan and 1989 Equity Incentive Plan. Each of those plans provides that upon the occurrence of a change in control, any benefits granted or contributed by the Company for the benefit of participants, including those executive officers, will vest in such individuals.

     The Company has entered into a management continuity agreement with Paul J. Gormisky, a Vice President and the Controller of the Company, pursuant to which payments will be made under certain circumstances following a change in control of the Company as defined in the agreement. The agreement is automatically renewable by the Company for successive one-year terms each December unless prior written notice of non-renewal is given. The agreement provides that, in the event Mr. Gormisky's employment is terminated by the Company without cause (as defined in the agreement) or by Mr. Gormisky for good cause (as defined) following a change in control, the Company will make a lump sum severance payment to him of an amount not to exceed two times the greater of his annual base salary on such termination or as in effect immediately prior to the change in control of the Company. In addition, the Company will provide Mr. Gormisky upon such termination with various other employee benefits including life and health insurance benefits substantially similar to those being received prior to such termination to the extent not otherwise receivable. Messrs. Bodman, Burnes and Rothberg do not have such agreements.

     COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors of Cabot Corporation is composed of five non-employee directors. It is responsible for, among other matters, establishing policies applicable to the compensation of the Company's executive officers and reporting on such policies to the Board of Directors and stockholders; determining the salaries, incentive compensation and other remuneration of executive officers of Cabot who are directors; and reviewing salaries, compensation and remuneration for all other officers of Cabot. The Committee regularly reviews the effectiveness of the Company's executive compensation practices and revises them as appropriate. This is a report on the compensation philosophy and practices of the Committee during fiscal year 1995.

     Executive Compensation Philosophy

     The Committee's philosophy is to compensate the Company's executive officers based on factors described below in a range that is generally competitive with compensation paid by other comparable companies. Certain of the companies compared for compensation purposes are included in the Standard & Poor's Chemicals Index or the Standard & Poor's Specialty Chemicals Index, both
of which indices are used in the Performance Graph on page      . The objectives
of the Committee's executive compensation practices are to attract and retain highly qualified executives, motivate them to achieve the business objectives of the Company and link their long-term interests with those of the stockholders.

     The principal components of Cabot's executive compensation are base salary, performance-based annual incentive payments and long-term incentive grants. Base salary is intended to recognize current responsibilities and reward past and current performance. Base salary levels for the Company's executive officers are generally positioned in the middle range of market practices for comparable positions with companies being compared. Base salaries for a particular year are the fixed portion of executive compensation and, along with other parts of the compensation package, are aimed at attracting and retaining executives. Annual incentive payments are based on an evaluation of performance against objectives which are reviewed at the beginning and conclusion of each fiscal year, with the objective of motivating and rewarding the executive officers for the accomplishment of the Company's annual business plan. The long-term incentive grants are intended to promote superior future performance. They are aimed primarily at retaining executives and satisfying the objective of linking executives' long-term interests with those of the stockholders. Each long-term incentive grant involves a specific number of shares of Common Stock, which the executive officer may elect either to purchase as shares of restricted stock at 50% of the market price of such stock on the date of grant or to receive as non-qualified stock options exercisable at 100% of the market price of such stock on the date of the grant. Both the restricted stock and the stock options are subject to a three-year vesting period, and the benefits (other than dividends paid on the restricted stock) will be forfeited if the officer leaves the Company prior to the end of such three-year period for any reason other than death, disability or retirement, unless the Committee, in its sole discretion, determines otherwise.

     The Committee's evaluations of Cabot's executive officers have been based on the Committee's review of each officer's performance, responsibilities, achievements in managing his individual business units or staff responsibilities and expectations of future performance. The Committee's evaluations also take into consideration Mr. Bodman's views of the performance of the other executive officers. The Committee also obtains other Board members' evaluations of Mr. Bodman's performance and seeks their input on Mr. Bodman's compensation. In 1995, the Committee's evaluations have included judgments on overall performance and have relied, in substantial part, on performance measured against objectives in the Company's budget for fiscal 1995 and in the Company's long range plans.

     Chief Executive Officer's Compensation

     The Committee determines Mr. Bodman's compensation level based upon four areas of performance, namely, financial results of the Company, improvement in the Company's shareholder value, leadership efforts by him and business development results. For fiscal year 1995, each of those four areas was given approximately equal weight. In comparing Mr. Bodman's performance and responsibilities with those of comparable companies, the Committee identifies companies having similar types of businesses and characteristics and evaluates the compensation practices of those companies in light of the Company's practices. The salary increase, incentive payment and long-term incentive grant made to Mr. Bodman as described in this report were made based on the Committee's view of Mr. Bodman's performance as described below.

     Salary. A $50,000 salary increase was granted to Mr. Bodman in fiscal year 1995, in recognition of his leadership efforts in the development of the Company's businesses and its strong past performance and current year financial results. The decision of the Committee to give this increase as compared to a much more significant annual incentive payment described below reflects the effort of the Committee to place greater emphasis on rewarding executives for superior performance with variable compensation.

     Annual Incentive Payment. For purposes of determining a performance-based annual incentive payment for the Chief Executive Officer, the Committee considered the continued very strong financial performance of the Company and the effective implementation of the strategic plans of the Company. Among the specific factors which influenced the Committee were the Company's strengthened financial results (a more than doubling of earnings, a very substantial increase in sales and operating profit and an increase in operating profits as a percentage of sales from 11% in 1994 to 16.4% in 1995), improvement in stockholders' value (a return on equity for fiscal year 1995 of 26.3% and a total stockholders' return of 98% including reinvested dividends), demonstrated leadership (developing long-term supply arrangements and making further strides in managing production capacity) and advances in the development of the Company's businesses (with the introduction of several new products and the completion of the Cabot Safety restructuring). The Committee considered these results highly satisfactory and reflective of outstanding performance and leadership by Mr. Bodman, justifying significant incentive recognition. Accordingly, the Committee determined to make a $800,000 performance-based incentive payment to Mr. Bodman for 1995.

     Long-Term Incentive Grant. The Committee determines long-term incentive grants for the Chief Executive Officer on the basis of his responsibilities, his past performance and his opportunity to affect the future performance of the Company. On this basis, in fiscal year 1995, Mr. Bodman received a grant of 40,000 shares of Cabot Common Stock. Factors considered by the Committee in making that grant included the continuing improvement in the financial results of the Company, the strengthened management team which had been put in place and the improvement in new product development and research and development. Mr. Bodman exercised his grant by purchasing shares of restricted stock and elected under Section 83(b) of the Internal Revenue Code to be taxed currently on the compensation relating to the purchase of the restricted stock, notwithstanding the three-year vesting provision.

     One Million Dollar Cap on Deductibility of Compensation

     The Committee has reviewed the proposed regulations under Section 162(m) of the Internal Revenue Code which limit the deductibility of compensation paid by public companies to specified executive officers whose compensation, under certain circumstances, exceeds one million dollars in a particular year. Based on Mr. Bodman's and the other named executive officers' compensation in fiscal 1995, it does not appear that Section 162(m) will have a significant impact on the Company in the near term. Given the importance to the Company of proper incentives and the relative costs to the Company under Section 162(m), the Committee believes that the proper focus should be on improving the effectiveness of the Company's compensation plans and not primarily on the costs under Section 162(m). The Committee will continue to monitor the impact of Section 162(m) on the Company.

                                                                January   , 1996

Robert P. Henderson (Chairman)
Jane C. Bradley
Arnold S. Hiatt
John H. McArthur
Morris Tanenbaum

PERFORMANCE GRAPH

     The following graph compares the cumulative return for Cabot Common Stock during the five fiscal years commencing October 1, 1990, with the S&P 500 Stock Index, the S&P Midcap 400 Index, the S&P Specialty Chemicals Index and the S&P Chemicals Index. The graph assumes $100 was invested on October 1, 1990 in Cabot Common Stock and $100 in each of the S&P Indexes. The comparison assumes that all dividends are reinvested.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

                                                                                   S&P SPECIALTY
      MEASUREMENT PERIOD              CABOT       S&P 500 STOCK     S&P MIDCAP       CHEMICALS     S&P CHEMICALS
    (FISCAL YEAR COVERED)          CORPORATION       INDEX          400 INDEX          INDEX          INDEX
1990                                  100.00          100.00          100.00          100.00          100.00
1991                                  141.41          131.17          150.30          134.35          146.68
1992                                  211.21          145.66          169.03          156.41          160.93
1993                                  249.91          164.60          209.65          169.41          174.07
1994                                  250.32          170.67          213.01          162.70          229.15
1995                                  496.14          221.43          267.90          209.22          271.96

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Normally, directors and officers of the Company are prohibited by Company policy from selling Cabot Common Stock in the market except during certain "window periods" and then only with the permission of the Company. The purchases of shares of Cabot Common Stock and options described below were each made during a period when the Company was repurchasing shares in the market and/or officers and directors of the Company were prohibited from selling shares in the market because it was not a "window period." The shares repurchased by the Company in the transactions described below were applied toward the Company's stock repurchase programs.

     In July 1995, in connection with the vesting of shares of restricted stock which had been awarded to employees of the Company in 1992 under the Company's 1989 Equity Incentive Plan, the Company purchased an aggregate of 69,697 shares of its Common Stock from certain of those employees, as a means of enabling those employees to satisfy certain withholding tax and loan obligations which arose from the vesting of such shares. The purchase price paid for each such share of stock was $55.375, the closing price of the

Company's Common Stock on the New York Stock Exchange on July 10, 1995. As part of that transaction, the Company purchased: 3,073 shares from Kennett F. Burnes, the President and a director of the Company; 2,514 shares from John G.L. Cabot, the former Vice Chairman and Chief Financial Officer of the Company and presently a director of the Company; and 1,955 shares from Kenyon C. Gilson, a Vice President and the Chief Financial Officer of the Company.

     On July 11, 1995, the Company restructured its safety products and specialty composites businesses into a new Cabot Safety Corporation, owned by the Company, Vestar Equity Partners, L.P. and several members of Cabot Safety Corporation's management, including John D. Curtin, Jr., a former Executive Vice President and director of the Company. As part of that transaction, Mr. Curtin purchased approximately 4.95% of the common stock of the new Cabot Safety Corporation for $990,000, which he paid in cash. In connection with that transaction, on July 11, 1995, the Company repurchased from Mr. Curtin 41,000 shares of the Company's restricted Common Stock (including 11,000 shares which had vested on the previous day) and options to acquire 26,668 shares of the Company's Common Stock. The purchase price for 26,000 shares of the Common Stock was equal to the closing price of the Company's Common Stock on the New York Stock Exchange on July 10, 1995, and the purchase price for the remaining 15,000 shares of Common Stock was $12.2813 per share, the purchase price originally paid for those shares by Mr. Curtin. The purchase price for the options was equal to the closing price of the Company's Common Stock on the New York Stock Exchange on July 10, 1995 less the exercise price of the options. The aggregate purchase price paid to Mr. Curtin in the transactions was $2,542,349.

     In August 1995, the Company purchased 3,000 shares of the Company's Common Stock from Mr. Gilson and 2,000 shares of the Company's Common Stock from Mr. Charles P. Siess, Jr., a director of the Company, for a purchase price of $56.75 per share, the closing price of the Company's Common Stock on the New York Stock Exchange on the date prior to purchase. In addition, the Company also purchased options to acquire 6,604 shares of the Company's Common Stock from Paul J. Gormisky, a Vice President and the Controller of the Company, for an aggregate purchase price of $263,794. The purchase price of Mr. Gormisky's options was the closing price of the Company's Common Stock on the New York Stock Exchange on the day prior to the purchase less the exercise price of such options.

     In November and December 1995, the Company, in five transactions, purchased options to acquire 76,004 shares of the Company's Common Stock from Mr. John G.L. Cabot for an aggregate purchase price of $2,407,675. That purchase price of the options was the average of the high and low price of Cabot Common Stock on the New York Stock Exchange on the day prior to the purchase less the aggregate exercise price of the options.

     The Company has an informal arrangement with Mitretek Systems, a newly formed spin-off of The MITRE Corporation, pursuant to which Mitretek Systems will conduct carbon black research on behalf of the Company. It is presently anticipated that the total fees for such research will be approximately $130,000. Dr. Lydia W. Thomas, a director of the Company, is a Senior Vice President and General Manager of Mitretek Systems and a former Senior Vice President and General Manager of the Center for Environment, Resources and Space of The MITRE Corporation.

CERTAIN SECURITIES FILINGS

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who beneficially own more than 10% of the Company's stock, to file initial reports of ownership and reports of changes of ownership with the Securities and Exchange Commission ("SEC") and New York Stock Exchange. Executive officers, directors and greater than 10% beneficial owners are required by SEC regulation to furnish the Company with all
Section 16(a) reports they file with the SEC.

     The Company has been advised by Mr. John G.L. Cabot, a director, that the beneficial ownership of 2,250 shares of Cabot Common Stock bequeathed to him had not been timely reported on a Form 5. A corrective report has subsequently been filed.

FUTURE STOCKHOLDER PROPOSALS

     Any stockholder proposal intended for inclusion in the proxy statement for the 1997 Annual Meeting must be received by the Company at its offices at 75 State Street, Boston, Massachusetts 02109-1806, by September [14], 1996, and should be sent to the attention of Mr. Charles D. Gerlinger, Secretary.

SOLICITATION OF PROXIES

     The cost of soliciting proxies in the enclosed form will be borne by the Company. In addition to solicitation by mail, officers and other employees of the Company may solicit proxies personally, by telephone, by facsimile and by telegraph. The Company may request banks and brokers or other similar agents or fiduciaries to transmit the proxy material to the beneficial owners for their voting instructions and will reimburse them for their expenses in so doing. D.F. King & Co., Inc., New York, New York, has been retained to assist the Company in the solicitation of proxies at a fee estimated not to exceed $10,000.

MISCELLANEOUS

     The management does not know of any matters to be presented at the Annual Meeting other than those set forth in the Notice of Annual Meeting of Stockholders. However, if any other matters properly come before the Annual Meeting, the persons named in the enclosed proxy card intend to vote the shares to which the proxy card relates on such matters in accordance with their best judgment unless otherwise specified in the proxy card.

By order of the Board of Directors,

Charles D. Gerlinger
Secretary

Boston, Massachusetts
January [12], 1996

                                                                       EXHIBIT A

                           1996 EQUITY INCENTIVE PLAN

1. PURPOSE

     The purpose of this 1996 Equity Incentive Plan (the "Plan") is to advance the interests of Cabot Corporation (the "Company") by enhancing its ability to
(a) attract and retain employees who are in a position to make significant contributions to the success of the Company and its subsidiaries; (b) reward employees for such contributions; and (c) encourage employees to take into account the long-term interests of the Company and its stockholders through ownership of shares of the Company's common stock ("Stock").

2. ADMINISTRATION

     The Plan will be administered by the Compensation Committee or such other committee (the "Committee") of the Board of Directors of the Company (the "Board") as the Board may from time to time designate; provided that any Committee administering the Plan shall consist of at least three directors, none of whom shall be employees of the Company. The Committee will have authority, not inconsistent with the express provisions of the Plan and in addition to other authority granted under the Plan, to (a) grant awards ("Awards") and determine the terms and conditions of each Award; (b) modify or waive, on a case by case basis, any term or condition of, or compliance by a Participant with any obligation to be performed by him or her under, a previously granted Award; (c) prescribe forms, rules and procedures (which it may vary from time to time) as appropriate for the administration of the Plan; and (d) interpret the Plan and decide any questions and settle all controversies and disputes that may arise in connection with the Plan. Such determinations and actions of the Committee, and all other determinations and actions of the Committee made or taken under authority granted by any provision of the Plan, will be conclusive and will bind all parties.

3. EFFECTIVE DATE AND TERM OF PLAN

     The Plan will become effective on the date on which it is approved by the stockholders of the Company. Upon this Plan becoming effective, no additional awards shall be made under the Equity Incentive Plan approved by the stockholders of the Company at the 1989 Annual Meeting of Stockholders (the "Prior Plan") but awards made under the Prior Plan shall be governed by the terms of the Prior Plan.

     No Award may be granted under the Plan after the tenth anniversary of the date on which this Plan was adopted by the Board, but Awards previously granted may extend beyond that date.

4. SHARES SUBJECT TO THE PLAN

     Subject to adjustment as provided in Section 8.6, the maximum number of shares of Stock that may be delivered under the Plan will be (a) 1,400,000 shares of Stock; plus (b) any shares of Stock issued under the Plan or the Prior Plan and forfeited after the effective date of this Plan by a Participant in the Plan or the Prior Plan; plus (c) without duplication for shares counted under the immediately preceding clause, a number of shares of Stock equal to the number of shares repurchased by the Company in the open market or otherwise and having an aggregate repurchase price no greater than the amount of cash proceeds received by the Company from the sale of shares of Stock under the Plan; plus
(d) any shares of Stock surrendered to the Company in payment of the exercise price of Options issued under the Plan. However, in no event shall the Company
(a) deliver more than 1,400,000 shares of Stock under the Plan (subject to adjustment pursuant to Section 8.6) to the officers of the Company, or (b) issue any Award under the Plan if after giving effect to such Award the aggregate of all outstanding awards under the Plan and the Prior Plan (i.e., unexercised Options, unvested Purchase Restricted Stock, or other awards that remain subject to the restrictions of the Plan or the Prior Plan) would exceed 9.9% of the total number of shares of Stock at the time outstanding.

     Stock delivered under the Plan may be either authorized but unissued Stock or previously issued Stock acquired by the Company and held in its treasury.

5. ELIGIBILITY AND PARTICIPATION

     Those eligible to receive Awards under the Plan will be key employees of the Company or any of its subsidiaries ("Employees") who, in the opinion of the Committee, are in a position to make a significant contribution to the success of the Company or its subsidiaries. A "subsidiary" for purposes of the Plan is an entity in which the Company owns, directly or indirectly, equity interests possessing 40% or more of the total combined voting power of all classes of equity. The Committee will from time to time select the eligible Employees who are to be granted Awards ("Participants"), but no Participant shall receive Awards under the Plan covering more than 500,000 shares of Stock.

6. TYPES OF AWARDS

     6.1. PURCHASE RESTRICTED STOCK.

     (a) Nature of Purchase Restricted Stock Award. An Award of Purchase Restricted Stock entitles the recipient to acquire, at such time or times as the Committee may determine, shares of Stock subject to the restrictions described in paragraph (d) below ("Purchase Restricted Stock") for a consideration which may be either (i) any amount which is not less than 40% of the fair market value of the Stock at the time of grant, or (ii) an amount less than 40% of the fair market value of the Stock at the time of grant if the Committee has expressly determined to grant the discount in accordance with Section 6.5 or in lieu of a comparable amount of salary or cash bonus. However, the number of shares issued at less than 40% of the fair market value in lieu of salary or cash bonus shall be no more than 200,000 shares (subject to adjustment pursuant to Section 8.6).

     (b) Acceptance of Award. A Participant who is granted a Purchase Restricted Stock Award will have no rights with respect to such Award unless, within 90 days (or such shorter period as the Committee may specify) following the date of the Award, the Participant accepts the Award by written instrument delivered or mailed to the Company accompanied by payment in full of the specified purchase price, if any, of the shares covered by the Award.

     (c) Rights as a Stockholder. A Participant who receives Purchase Restricted Stock will have all the rights of a stockholder with respect to the Stock, including voting and dividend rights, subject to the restrictions described in paragraph (d) below and any other conditions imposed by the Committee at the time of grant.

     (d) Restrictions. The restrictions on each grant of Purchase Restricted Stock will lapse at such time or times, and on such conditions, as the Committee may specify. However, not more than 3% of the shares of Stock available under the Plan shall be awarded as Purchase Restricted Stock with restrictions scheduled to lapse faster than ratably over a three year period from the date of grant. Except as otherwise specifically provided by the Plan or by the Committee in any particular case, until these restrictions lapse, Purchase Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of, and if the Participant ceases to be an Employee, must be resold to the Company for the amount of consideration (excluding services) paid for the Stock or such other consideration as the Committee shall determine, or forfeited to the Company if no consideration other than services was paid. The Committee shall not accelerate the time at which the restrictions on all or any part of a grant of Purchase Restricted Stock will lapse except as the Committee may determine to be appropriate in connection with a Participant's termination as an Employee.

     6.2. OPTIONS.

     (a) Nature of Options. An Option is an Award entitling the recipient on exercise thereof to purchase Stock at a specified exercise price.

     Both "incentive stock options," as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and Options that are not incentive stock options, may be granted under the Plan. Any Option intended to qualify as an incentive stock option will be referred to in the Plan as an "ISO". Once an ISO has been granted, no action by the Committee that would cause the Option to lose its status under the Code as an incentive stock option will be effective without the consent of the Option holder.

     (b) Exercise Price. The exercise price of an Option will be determined by the Committee, but except as provided in Section 6.5 the Committee shall not set the exercise price of an Option at less than the fair market value per share of the Stock at the time the Option is granted unless the Committee expressly determines to grant the discount in lieu of a comparable amount of salary or cash bonus.

     (c) Duration of Options. The latest date on which an Option may be exercised will be the tenth anniversary of the date the Option was granted, or such earlier date as may have been specified by the Committee at the time the Option was granted.

     (d) Exercise of Options. An Option will become exercisable at such time or times, and on such terms and conditions, as the Committee may specify. The Committee may at any time accelerate the time at which all or any part of the Option may be exercised.

     Any exercise of an Option must be in writing, signed by the proper person and delivered or mailed to the Company, accompanied by (1) any documents required by the Committee and (2) payment in full for the number of shares for which the Option is exercised.

     6.3. APPRECIATION RIGHTS.

     (a) Nature of Appreciation Rights. An Appreciation Right is an Award entitling the recipient on exercise of the Right to receive an amount, in cash or Stock or a combination thereof (such form to be determined by the Committee), determined in whole or in part by reference to appreciation in Stock value.

     An Appreciation Right may be either a standard Stock Appreciation Right or a Performance Appreciation Right. A Stock Appreciation Right entitles the Participant to receive, with respect to each share of Stock as to which the Right is exercised, the excess of (1) the share's fair market value on the date of exercise, increased if the Committee so provides by the value of dividends on the Stock, over (2) its fair market value on the date the Right was granted. A Performance Appreciation Right is a form of Stock Appreciation Right pursuant to which the amount the recipient is entitled to receive is adjusted upward or downward under rules established by the Committee to take into account the performance of the Stock in comparison with the performance of other stocks or an index of other stocks or to take into account other criteria determined by the Committee to be appropriate to reflect the true performance of the Stock or the Company.

     Appreciation Rights shall be exercisable at such time or times (not later than ten years from the date of grant), and on such terms, as the Committee may specify.

     (b) Tandem Appreciation Rights. Appreciation Rights may be granted in tandem with, or independently of, Options granted under the Plan. The relationship between an Option and any Tandem Appreciation Rights shall be set forth in the respective instrument for the Option or the Tandem Appreciation Right or both.

     6.4. PERFORMANCE AWARDS.

     (a) Nature of Performance Awards. A Performance Award entitles the recipient to receive, without payment, an amount, in cash or Stock or a combination thereof (such form to be determined by the Committee), following the attainment of performance goals. Performance goals may be related to personal performance, corporate performance, departmental performance or any other category of performance deemed by the Committee to be important to the success of the Company. The Committee will determine the performance goals, the period or periods during which performance is to be measured and all other terms and conditions applicable to the Award.

     (b) Other Awards Subject to Performance Conditions. The Committee may, at the time any Award described in this Section 6 is granted, impose the condition (in addition to any conditions specified or authorized in this Section 6 or any other provision of the Plan) that performance goals be met prior to the Participant's realization of any payment or benefit under the Award.

     6.5. SUBSTITUTE AWARDS.

     In connection with any acquisition, the Committee may grant Awards to persons who become Employees in connection with such acquisition in substitution for equity incentives held by them in the seller or acquired entity. In such case the Committee may set the prices and other terms of the substitute Awards at such amounts and in such manner as may be appropriate to preserve for the Participants the economic values of the equity incentives for which such Awards are substitutes, or otherwise to provide such incentives as the Committee may determine are appropriate.

7. EVENTS AFFECTING OUTSTANDING AWARDS

     7.1. DEATH AND DISABILITY.

     If a Participant ceases to be an Employee by reason of death or total and permanent disability (as determined by the Committee), the following will apply:

          (a) Subject to paragraph (c) below, each Option and Appreciation Right held by the Participant when his or her employment ended will immediately become exercisable in full and will continue to be exercisable until the earlier of (1) the third anniversary of the date on which his or her employment ended, and (2) the date on which the Award would have terminated had the Participant remained an Employee. If the Participant has died, his or her Award may be exercised within such limits by his or her executor or administrator or by the person or persons to whom the Award is transferred by will or the applicable laws of descent and distribution (the Participant's "legal representative").

          (b) Subject to paragraph (c) below, each share of Purchase Restricted Stock held by the Participant when his or her employment ended will immediately become free of the restrictions.

          (c) If when the Participant's employment ended exercise of an Option or Appreciation Right or lapse of restrictions on Purchase Restricted Stock was subject to performance or other conditions (other than conditions relating solely to the passage of time and continued employment, which automatically lapse pursuant to Section 7.1(a)) which had not been satisfied at such time, the Committee may remove or modify such conditions or provide that the Participant will receive the benefit of the Award if and when the conditions are subsequently satisfied. If the Committee does not take such action, however, such Award will terminate as of the date on which the Participant's employment ended as described above.

          (d) Any payment or benefit under a Performance Award to which the Participant has not become irrevocably entitled will be forfeited and the Award canceled as of the date on which the Participant's employment ended, unless otherwise provided in the instrument evidencing the Award or otherwise agreed to by the Committee.

     If a Participant dies after his or her employment has ended but while an Award held by him or her is still exercisable, his or her legal representative will be entitled to exercise such Award until the earlier of (1) the third anniversary of his or her death and (2) the date on which the Award would have terminated had the Participant remained an Employee.

     7.2. OTHER TERMINATION OF EMPLOYMENT.

     If a Participant ceases to be an Employee for any reason other than those specified in Section 7.1 above, except as otherwise determined by the Committee in any particular case, the following will apply:

          (a) All Options and Appreciation Rights held by the Participant that were not exercisable when his or her employment ended will terminate. Any Awards that were so exercisable will continue to be exercisable until the earlier of (1) the date which is three months after the date on which his or her employment ended and (2) the date on which the Award would have terminated had the Participant remained an Employee.

          (b) All Purchase Restricted Stock held by the Participant must be transferred to the Company in accordance with Section 6.1 above.

          (c) Any payment or benefit under a Performance Award to which the Participant has not become irrevocably entitled will be forfeited and the Award canceled, unless otherwise provided in the instrument evidencing the Award or otherwise agreed to by the Committee.

     For purposes of this Section 7.2, an Employee's employment will not be considered to have ended (1) in the case of sick leave or other bona fide leave of absence approved for purposes of the Plan by the Committee, so long as his or her right to reemployment is guaranteed either by statute or by contract, (2) as a result of a reduction in the Company's percentage ownership of the entity employing the Employee, or (3) in the case of a transfer of the Employee to the employment of a person or entity acquiring all or a portion of the business of the Company or any of its subsidiaries.

     7.3. CHANGE IN CONTROL.

     Notwithstanding any other provision of the Plan or of any Award, in the event of a Change in Control as defined in Exhibit A the following will apply:

          (a) Each outstanding Option and Appreciation Right will immediately become exercisable in full.

          (b) Each outstanding share of Purchase Restricted Stock will immediately become free of all restrictions and conditions.

          (c) Conditions on Performance Awards which relate solely to the passage of time and continued employment will be removed. Performance or other conditions (other than conditions relating solely to the passage of time and continued employment) will continue to apply unless otherwise provided in the instrument evidencing the Awards or in any other agreement between the Participant and the Company or unless otherwise agreed to by the Committee.

          (d) During the 60-day period following the Change in Control, a Participant holding an Option or an Appreciation Right will have the right (by giving written notice to the Company) to surrender all or part of his or her Award to the Company and receive a cash payment equal to (1) the excess of the value per share of stock (as defined below) on the date of exercise over the exercise price per share, adjusted, in the case of a Performance Appreciation Right to take into account the performance of the Stock in comparison to the other stocks or index specified by the Committee, multiplied by (2) the number of shares subject to the surrendered Award. Such right will not apply to any Option as to which the Committee expressly excludes such right at the date of grant; provided, however, if (i) the Change of Control is a merger to be accounted for as a pooling of interest, (ii) adequate provision is made for all Participants to receive, in substitution for their Awards, awards from the surviving entity in the same form and terms (after giving effect to the foregoing paragraphs (a), (b) and (c)) and with the same economic value as their Awards under the Plan, and (iii) the Committee, in its discretion, determines that the rights to receive cash payment under this paragraph (d) are not in the best interests of the Company, then no Participant shall have the right pursuant to this paragraph (d) to surrender his or her Award to the Company for a cash payment. As used in this paragraph with respect to an election by a Participant to receive cash in respect of an Award which is not an ISO, the term "value per share" will mean the higher of (i) the highest reported sales price, regular way, of a share of Stock on the New York Stock Exchange Composite Transactions Index during the 60-day period ending on the date of the Change in Control and (ii) if the Change in Control is the result of the acquisition of Stock by a "person" (as defined in Exhibit A), the highest price per share of the Stock paid by such person. In the case of an election by a Participant to receive cash in respect of an ISO, however, the term "value" will mean fair market value unless otherwise agreed to by the Participant.

     7.4. MERGERS, CONSOLIDATIONS, ETC.

     In the event of a merger or consolidation in which the Company is not the surviving corporation or which results in the acquisition of substantially all the Company's outstanding Stock by a single person or entity or by a group of persons or entities acting in concert, or in the event of sale or transfer of all or substantially all of the Company's assets (a "covered transaction"), all outstanding Options and Appreciation Rights may be terminated by the Board as of the effective date of the covered transaction, subject to the following: If the covered transaction follows a Change in Control or would give rise to a Change in Control, no Option or Appreciation Right will be terminated (without the consent of the Participant) prior to the expiration of 20 days following the later of (i) the date on which the Award became fully exercisable and (ii) the date on which the Participant received written notice of the covered transaction.

8. GENERAL PROVISIONS

     8.1. DOCUMENTATION OF AWARDS.

     Awards will be evidenced by written instruments prescribed by the Company from time to time. Such instruments may be in the form of agreements, to be executed by both the Participant and the Company, or certificates, letters or similar instruments, which need not be executed by the Participant but acceptance of which will evidence agreement to the terms thereof and hereof.

     8.2. RIGHTS AS A STOCKHOLDER; DIVIDEND EQUIVALENTS.

     Except as specifically provided by the Plan, the receipt of an Award will not give a Participant rights as a stockholder; the participant will obtain such rights, subject to any limitations imposed by the Plan or the instrument evidencing the Award, upon actual receipt of Stock. However, the Committee may, on such conditions as it deems appropriate, provide that a Participant will receive a benefit in lieu of cash dividends that would have been payable on any or all Stock subject to the Participant's Award had such Stock been outstanding. Without limitation, the Committee may provide for payment to the Participant of amounts representing such dividends, either currently or in the future, or for the investment of such amounts on behalf of the Participant.

     8.3. CONDITIONS ON DELIVERY OF STOCK.

     The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove any restriction from shares previously delivered under the Plan (a) until all conditions of the Award have been satisfied or removed,
(b) until, in the opinion of the Company's counsel, all applicable federal and state laws and regulations have been complied with, (c) if the outstanding Stock is at the time listed on any stock exchange, until the shares to be delivered have been listed or authorized to be listed on such exchange upon official notice of notice of issuance, and (d) until all other legal matters in connection with the issuance and delivery of such shares have been approved by the Company's counsel. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act and may require that the certificates evidencing such Stock bear an appropriate legend restricting transfer.

     8.4. TAX WITHHOLDING.

     The Company will withhold from any payment made pursuant to an Award an amount sufficient to satisfy all federal, state and local withholding tax requirements (the "withholding requirements").

     In the case of an Award pursuant to which Stock may be delivered, the Committee will have the right to require that the Participant or other appropriate person remit to the Company an amount sufficient to satisfy the withholding requirements, or make other arrangements satisfactory to the Committee with regard to such requirements, prior to the delivery of any Stock. If and to the extent that such withholding is required, the Committee may permit the Participant or such other person to elect at such time and in such manner as the Committee provides to have the Company hold back from the shares to be delivered, or to deliver to the Company, Stock having a value calculated to satisfy the withholding requirement.

     If at the time an ISO is exercised the Committee determines that the Company could be liable for withholding requirements with respect to a disposition of the Stock received upon exercise, the Committee may require as a condition of exercise that the person exercising the ISO agree (a) to inform the Company promptly of any disposition of Stock received upon exercise, and (b) to give such security as the Committee deems adequate to meet the potential liability of the Company for the withholding requirements and to augment such security from time to time in any amount reasonably deemed necessary by the Committee to preserve the adequacy of such security.

     8.5. NONTRANSFERABILITY OF AWARDS.

     Except as otherwise specifically provided by the Committee, no Award may be transferred other than by will or by the laws of descent and distribution, and during a Participant's lifetime an Award requiring exercise may be exercised only by him or her (or in the event of incapacity, the person or persons properly appointed to act on his or her behalf).

     8.6. ADJUSTMENTS IN THE EVENT OF CERTAIN TRANSACTIONS.

     (a) In the event of a stock dividend, stock split or combination of shares, recapitalization or other change in the Company's capitalization, or other distribution with respect to common stockholders other than normal cash dividends, the Committee will make any appropriate adjustments to the maximum number of shares that may be delivered under the Plan under Section 4 above.

     (b) In any event referred to in paragraph (a) the Committee will also make any appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provisions of Awards affected by such change. The Committee may also make such adjustments to take into account material changes in law or in accounting practices or principles, mergers, consolidations, acquisitions, dispositions, repurchases or similar corporate transactions, or any other event, if it is determined by the Committee that adjustments are appropriate to avoid distortion in the operation of the Plan, but no such adjustments other than those required by law may adversely affect the rights of any Participant (without the Participant's consent) under any Award previously granted.

     8.7. EMPLOYMENT RIGHTS.

     Neither the adoption of the Plan nor the grant of Awards will confer upon any person any right to continued employment with the Company or any subsidiary or affect in any way the right of the Company or subsidiary to terminate an employment relationship at any time. Except as specifically provided by the Committee in any particular case, the loss of existing or potential profit in Awards granted under the Plan will not constitute an element of damages in the event of termination of an employment relationship even if the termination is in violation of an obligation of the Company to the Employee.

     8.8. DEFERRAL OF PAYMENTS.

     The Committee may agree at any time, upon request of the Participant, to defer the date on which any payment under an Award will be made.

     8.9. PAYMENT FOR STOCK AND OPTIONS.

     Stock purchased from the Company under this Plan either as Purchase Restricted Stock or on exercise of an Option may be paid for with such legal consideration as the Committee may determine.

9. DISCONTINUANCE, CANCELLATION, AMENDMENT AND TERMINATION

     The Committee may at any time discontinue granting Awards under the Plan. The Board may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, or may at any time terminate the Plan as to any further grants of Awards, provided that (except to the extent expressly required or permitted by the Plan) no such amendment will, without the approval of the stockholders of the Company, (a) increase the maximum number of shares available under the Plan, (b) extend the time within which Awards may be granted, or (c) amend the provisions of this Section 9, and no amendment or termination of the Plan may adversely affect the rights of any Participant (without his or her consent) under any Award previously granted.

                                          CABOT CORPORATION

                                          By
                                          --------------------------------------

                                                                       EXHIBIT A

     A "Change in Control" shall be deemed to have occurred if:

          (a) any "person" as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "1934 Act") (other than (i) the Company, (ii) any subsidiary of the Company, (iii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or of any subsidiary of the Company, or (iv) any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Section 13(d) of the 1934 Act), together with all Affiliates and Associates (as such terms are used in Rule 12b-2 of the General Rules and Regulations under the 1934 Act) of such person, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities;

          (b) the stockholders of the Company approve a merger or consolidation of the Company with any other company, other than (1) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least 65% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (2) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (with the method of determining "beneficial ownership" used in clause (a) of this definition) acquires more than 50% of the combined voting power of the Company's then outstanding securities; or

          (c) during any period of two consecutive years (not including any period prior to the execution of the Plan), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (a), (b) or
     (d) of this definition) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds ( 2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute at least a majority thereof; or

          (d) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

                                                                       EXHIBIT B

                         VOTE OF THE BOARD OF DIRECTORS

     After discussion and upon motion duly made and seconded, the following vote was unanimously adopted by the Board of Directors of the Company on November 10, 1995:

          VOTED: That the Board of Directors of Cabot Corporation hereby approves and declares advisable the following amendment of the Certificate of Incorporation of Cabot Corporation, and directs that said amendment be considered at the Annual Meeting of Stockholders of Cabot Corporation to be held on March 7, 1996, or any adjournment or postponement thereof:

     Article FOURTH of the Certificate of Incorporation is hereby amended by striking out the first paragraph thereof, which now reads as follows:

          "FOURTH: The total number of shares of common stock which this corporation shall have authority to issue is eighty million shares and the par value of each of such shares is one dollar ($1.00) amounting in the aggregate to eighty million dollars ($80,000,000)."

and inserting the following in place thereof:

          "FOURTH: The total number of shares of common stock which this corporation shall have authority to issue is two hundred million shares and the par value of each of such shares is one dollar ($1.00) amounting in the aggregate to two hundred million dollars ($200,000,000)."

                                PRELIMINARY COPY


                                        January [12], 1996



Dear Plan Participant:

The Annual Meeting of Cabot Corporation will be held on March 7, 1996. The record date for determining stockholders entitled to vote at the meeting was January 8, 1996. Through your participation in the Cabot Corporation
Employee Stock Ownership Plan (ESOP), Cabot Retirement Incentive Savings Plan (CRISP) and/or the Cabot Oil & Gas Corporation Savings Investment Plan (SIP), you are the beneficial owner of Cabot Common Stock and/or Cabot Convertible Preferred Stock and have the right to instruct the Trustee of the Plan or Plans in which you participate how to vote your shares.

The number of shares allocated to you appears at the top of the voting card on which your name appears. If you are a participant in the CRISP, the number of shares of Cabot Common Stock held for your account is shown at the top of the card and is followed by the letters "CSP". If you are a participant in the ESOP, the number followed by the letters "ESP" represents the number of shares of Cabot Common Stock you are entitled to vote in your ESOP account, including the shares of Common Stock issuable upon conversion of Cabot Convertible Preferred Stock held in your account. If you are a participant in the SIP, the number of shares of Cabot Common Stock held for your account is followed by the letters "SIP".

I encourage you to exercise your right to vote these shares by completing the enclosed proxy card instructing the Trustee as to your wishes. Your vote has a doubly important impact. When you vote your shares, you participate directly in the affairs of the Company equally with all other stockholders. In addition, your vote also directs the Trustees of the CRISP and ESOP how to vote those shares for which no instructions are received from other Plan participants plus shares held in each of those Plans that have not been allocated to participants' accounts.

To vote your shares, read the Notice of Meeting and Proxy Statement carefully, mark and sign the enclosed proxy card, and return it to the Trustee before March 1, 1996 in the enclosed self-addressed envelope.

The Trustee of each Plan will have the voting instructions of each participant in the Plan tabulated and will vote the shares of the participants by submitting a final proxy card representing each Plan's shares for inclusion in the tally at the Annual Meeting. Your individual vote will not be disclosed to anyone in the Company.

                                        Sincerely,




                                        Samuel W. Bodman
                                        Chairman of the Board
                                        and Chief Executive

                                PRELIMINARY COPY


     [LOGO]

                                  CABOT CORPORATION
   P
   R            Annual Meeting of Stockholders -- March 7, 1996
   O
   X         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
   Y

        The undersigned hereby appoints Samuel W. Bodman, Robert Rothberg and Charles D. Gerlinger, and each of them, proxies, with power of substitution, to vote the shares of stock of Cabot Corporation which the undersigned is entitled to vote, as specified on the reverse side of this card, and, if applicable, hereby directs the Trustee of employee benefit plan(s) shown on the reverse side hereof to vote the shares of stock of Cabot Corporation allocated to the account(s) of the undersigned or otherwise which the undersigned is entitled to vote pursuant to such employee benefit plan(s), as specified on the reverse side of this card, at the Annual Meeting of Stockholders of Cabot Corporation to be held on March 7, 1996, at 4:00 p.m., EST, in the Enterprise Room on the fifth floor at 225 Franklin Street, Boston, Massachusetts, and at any adjournment or postponement thereof.

        WHEN THIS PROXY IS PROPERLY EXECUTED, THE SHARES TO WHICH THIS PROXY RELATES WILL BE VOTED AS SPECIFIED AND, IF NO SPECIFICATION IS MADE, WILL BE VOTED FOR ALL NOMINEES AND FOR PROPOSALS 2 AND 3, AND IT AUTHORIZES THE ABOVE DESIGNATED PROXIES AND TRUSTEE, AS APPLICABLE, TO VOTE IN ACCORDANCE WITH THEIR JUDGMENT ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

                                                                  SEE REVERSE
                                                                     SIDE

              (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

       PLEASE MARK
 /X/   VOTES AS IN
       THIS EXAMPLE.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3

1. Election of Directors.           2. To adopt the 1996 Equity Incentive Plan.
   NOMINEES:  Samuel W. Bodman,
   Jane C. Bradley,                    FOR ____  AGAINST ____  ABSTAIN ____
   Arthur L. Goldstein,
   Gerrit Jeelof and                3. To amend the Corporation's Certificate
   John H. McArthur                    of Incorporation to increase the
                                       authorized common stock to
   FOR      ____  WITHHELD ____        200,000,000 shares.
   ALL            FROM
   NOMINEES ____  ALL      ____        FOR ____  AGAINST ____  ABSTAIN ____
                  NOMINEES

   For, except vote withheld        4. To transact such other business as may
   from the following                  properly come before the Annual Meeting
   nominee(s):                         and any adjournment or postponement
                                       thereof.
   ____________________________



                     PLEASE SIGN, DATE, AND RETURN THIS PROXY CARD
                     PROMPTLY.
                                  MARK HERE      ____
                                  FOR ADDRESS
                                  CHANGE AND     ____
                                  NOTE AT LEFT


                     Signature: __________________ Date __________
                     Signature: __________________ Date __________